Exhibit 3.1

Execution Version

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

MACQUARIE INFRASTRUCTURE HOLDINGS, LLC

(i)

(ii)

(iii)

(iv)

(v)

This Amended and Restated Limited Liability Company Agreement (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) of Macquarie Infrastructure Holdings, LLC, a Delaware limited liability company (the “Company”), effective immediately prior to the Effective Time, is entered into by Macquarie Infrastructure Corporation, a Delaware corporation (“MIC Corp.”), and each other Person who becomes a Unitholder as provided herein. Capitalized terms used in this Agreement and not otherwise defined have the meanings set forth in Section 1.1.

WITNESSETH

WHEREAS, the Company has been formed as a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.) (as amended from time to time, the “Act”), pursuant to (a) the Certificate of Formation of the Company, dated February 5, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Certificate of Formation”), as filed in the Office of the Secretary of State of the State of Delaware on February 5, 2021, and (b) the Limited Liability Company Agreement of the Company, dated as of February 5, 2021 (the “Original Agreement”), executed by MIC Corp., as sole member;

WHEREAS, the Company is a party to that certain Agreement and Plan of Merger, dated as of March 30, 2021 (the “Merger Agreement”), among the Company, MIC Corp. and Plum Merger Sub, Inc. (“Merger Sub”), pursuant to which, at the Effective Time, Merger Sub will merge with and into MIC Corp. (the “Merger”), with MIC Corp. surviving the Merger and becoming a wholly-owned subsidiary of the Company;

WHEREAS, effective at the Effective Time, pursuant to the Merger Agreement and this Agreement and without any action on the part of any other Person, (a) each share of MIC Corp. Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares and any shares of MIC Corp. Common Stock that are owned by MIC Corp. as treasury stock) is converted into one (1) validly issued Common Unit (such Common Unit being hereby validly issued to such holder of MIC Corp. Common Stock (other than Dissenting Stockholders and MIC Corp.)), (b) all certificates representing shares of MIC Corp. Common Stock (other than those certificates representing Dissenting Shares) shall be deemed for all purposes to represent an equal number of Common Units and (c) each holder of MIC Corp. Common Stock (other than Dissenting Stockholders and MIC Corp.) is hereby admitted to the Company as a member of the Company and shall be bound by this Agreement;

WHEREAS, effective at the Effective Time, pursuant to the Merger Agreement and this Agreement and without any action on the part of any other Person, (a) each share of MIC Corp. Special Stock issued and outstanding immediately prior to the Effective Time is converted into one (1) validly issued Special Unit (such Special Unit being hereby validly issued to such holder of MIC Corp. Special Stock), (b) all certificates representing shares of MIC Corp. Special Stock shall be deemed for all purposes to represent an equal number of Special Units and (c) each holder of MIC Corp. Special Stock is hereby admitted to the Company as a member of the Company and shall be bound by this Agreement;

WHEREAS, pursuant to this Agreement and the Merger Agreement and without any action on the part of any other Person, (a) effectively immediately following the admission of an additional member of the Company, each limited liability company interest in the Company issued and outstanding immediately prior to the Effective Time shall cease to be outstanding, shall be automatically canceled and each Person that was a member of the Company immediately prior to the Effective Time shall automatically cease to be a member of the Company, and, in each case, any contribution of money or other property by any such member in respect of any such limited liability company interest in the Company shall be returned in connection with the cancellation of such interest in the Company and (b) at the Effective Time, the Company shall continue without dissolution;

WHEREAS, pursuant to that certain Stock Purchase Agreement, dated as of June 7, 2021 (the "AA Stock Purchase Agreement"), among MIC Corp., the Company, KKR Apple Bidco, LLC (the "AA Purchaser") and, solely for specified provisions therein, MIC Hawaii Holdings, LLC, following the consummation of the transactions contemplated by the Merger Agreement, the Purchaser will acquire all outstanding shares of MIC Corp. Common Stock;

WHEREAS, the AA Stock Purchase Agreement and the transactions contemplated therein have been duly approved, authorized and adopted by MIC Corp., in its capacity as the sole and managing member of the Company under the Original Agreement;

WHEREAS, pursuant to that certain agreement and plan of merger (the “MH Merger Agreement”) among the Company, AMF Hawaii Holdings, LLC (“AMF Parent”), and AMF Hawaii Merger Sub, LLC (“AMF Merger Sub”), AMF Merger Sub will be merged with and into the Company, with the Company surviving as a wholly-owned subsidiary of AMF Parent; and

WHEREAS, the Merger Agreement and the transactions contemplated therein have been duly approved, authorized and adopted by MIC Corp., in its capacity as the sole and managing member of the Company under the Original Agreement.

NOW, THEREFORE, the parties hereto hereby amend and restate the Original Agreement in its entirety to read, and hereby agree, as follows:

Article I

DEFINITIONS

Section 1.1	Definitions.

For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)            “AA Stock Purchase Agreement” has the meaning set forth in the preamble hereto.

(b)            “AA Purchaser” has the meaning set forth in the preamble hereto.

(c)            “Act” has the meaning set forth in the recitals hereto.

(d)            “Adjusted Capital Account Deficit” means, with respect to any Unitholder, the deficit balance, if any, in such Unitholders’ Capital Account as of the end of the applicable Fiscal Year after (i) crediting thereto any amounts which such Unitholder is, or is deemed to be, obligated to restore pursuant to U.S. Treasury Regulations Section 1.704-2(g)(1) and Section 1.704-2(i)(5) and (ii) debiting such Capital Account by the amount of the items described in U.S. Treasury Regulations Section 1.704 1(b)(2)(ii)(d)(4), (5) and (6). The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of U.S. Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(e)            “Agreement” has the meaning set forth in the preamble hereto.

(f)            “All or Substantially All” has the meaning given to such term in the jurisprudence interpreting and applying Section 271 of the DGCL.

(g)            “AMF Merger Sub” has the meaning set forth in the preamble hereto.

(h)            “AMF Parent” has the meaning set forth in the preamble hereto.

(i)            “Applicable Listing Rules” means the applicable rules, if any, of the principal National Securities Exchange on which any of the Units are listed or quoted, as the case may be.

(j)            “Associate” has the meaning ascribed to such term in Rule 12b-2 promulgated under the Exchange Act.

(k)            “Assumed Performance Stock Unit Award” has the meaning set forth in Section 3.1(f).

(l)            “Assumed Restricted Stock Unit Award” has the meaning set forth in Section 3.1(e).

(m)            “Attorney-in-Fact” has the meaning set forth in Section 2.9(a).

(n)            “Audit Committee” means the Audit Committee of the Board of Directors.

(o)            “Bankruptcy” means, with respect to any Person, (i) if such Person (A) makes an assignment for the benefit of creditors, (B) files a voluntary petition in bankruptcy, (C) is adjudged bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (D) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (E) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, or (F) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, or (ii) if within one hundred twenty (120) days after the commencement of any proceeding against such Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, said proceeding has not been dismissed, or if within ninety (90) days after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, said appointment is not vacated or stayed, or within ninety (90) days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of “Bankruptcy” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the Act.

(p)            “Beneficial Owner” has the meaning set forth in Section 13.1(b).

(q)            “Board” or “Board of Directors” means the board of directors of the Company.

(r)            “Board Initiated Dissolution” means that the Board of Directors has adopted a resolution, by the affirmative vote of at least a majority of the Entire Board of Directors, that it deems it advisable for the Company to be dissolved and after such adoption causes notice of the adoption of such resolution and of a meeting of Unitholders to take action upon the resolution to be mailed or delivered by Electronic Transmission to each holder of Voting Units entitled to vote thereon.

(s)            “Business Combination” has the meaning set forth in Section 13.1(c).

(t)            “Bylaw Provisions” means (i) Article VI (other than Section 6.15 and Section 6.16), Article X, Article XI and Article XII (other than Section 12.16); (ii) Section 2.3, Section 2.4, Section 4.1, Section 4.2(c), Section 4.2(d), Section 5.3, Section 6.1 through and including Section 6.5, Section 6.6, Section 6.7(a), Section 6.7(b), Section 6.7(c), Section 6.8 through and including Section 6.14, Section 8.5, Section 9.1(b), Section 9.2(a), the second sentence of Section 9.3(a), Section 9.3(b), Section 9.4(c), Section 9.4(d), Section 9.5, Section 9.6(b), Section 9.7 through and including Section 9.17, Section 14.2(a) (other than the provisos contained therein), Section 15.1, Section 18.1 through and including Section 18.3, Section 18.5 and Section 18.11; (iii) any provision adopted pursuant to Section 14.2(b); and (iv) any term defined in this Section 1.1 that is used in any of the provisions of this Agreement set out in subsections (i), (ii) or (iii) of this definition, unless such term is a DGCL-Implementing Provision by virtue of subsection (iv) of the definition of DGCL-Implementing Provision or a Charter Provision by virtue of subsection (v) of the definition of Charter Provision.

(u)            “Capital Account” has the meaning set forth in Section 7.1.

(v)            “Capital Contribution” means any cash or cash equivalents or the fair market value (as determined by the Board of Directors) of any property, in each case that a Unitholder contributes or is deemed to have contributed to the Company in accordance with this Agreement with respect to the Units held or subscribed for by such Unitholder.

(w)            “Carrying Value” means, with respect to any asset, the asset’s adjusted basis for U.S. federal income tax purposes, except that the initial Carrying Value of assets contributed to the Company shall be their respective gross fair market values on the date of contribution as determined by the Board of Directors, and the Carrying Values of all Company assets shall be adjusted to equal their respective fair market values, in accordance with the rules set forth in U.S. Treasury Regulations Section 1.704-1(b)(2)(iv)(f) and (s), except as otherwise provided herein, as of: (i) the date of the acquisition of any additional Units by any new or existing Unitholder in exchange for more than a de minimis Capital Contribution; (ii) the date of the distribution of more than a de minimis amount of Company assets to a Unitholder in exchange for any Units; (iii) the date any Units are relinquished to the Company; (iv) the date that the Company issues more than a de minimis number of Units to a new Unitholder in exchange for services; or (v) any other date specified in the U.S. Treasury Regulations; provided, however, that adjustments pursuant to clauses (i), (ii) (iii), (iv) and (v) above shall be made only if such adjustments are deemed necessary or appropriate by the Board of Directors to reflect the relative economic interests of the Unitholders. In the case of any asset that has a Carrying Value that differs from its adjusted tax basis, Carrying Value shall be adjusted by the amount of depreciation calculated for purposes of the definition of “Net Income (Loss)” rather than the amount of depreciation determined for U.S. federal income tax purposes.

(x)            “Certificate” means a certificate issued in global form in accordance with the rules and regulations of the Depositary, or in such other form as may be adopted by the Board of Directors, issued by (i) the Company evidencing ownership of Units or (ii) MIC Corp. representing shares of MIC Corp. Common Stock that are deemed to represent the number of Common Units into which the MIC Corp. Common Stock that such certificates previously represented were converted in accordance with the Merger Agreement.

(y)            “Certificate of Cancellation” means a certificate filed in accordance with Section 18-203 of the Act.

(z)            “Certificate of Formation” has the meaning set forth in the recitals hereto.

(aa)      “Chairman of the Board” means the Chairman of the Board of Directors.

(bb)      “Charter Provisions” means (i) Article III (other than Section 3.1(g), Section 3.2(b), Section 3.6 and Section 3.7) and Article XIII (other than Section 13.2, Section 13.3, Section 13.4 and Section 13.10); (ii) Section 2.6, Section 6.15, Section 9.1(a), Section 9.2(b), the first sentence of Section 9.3(a), Section 9.4(a) and (b), Section 9.6(a), Section 12.16, the provisos contained in Section 14.2(a), Section 14.2(b) and (c) and Section 14.3; (iii) any provision adopted pursuant to Section 14.3(d); (iv) subject to Section 3.2(b), any Preferred Unit Designation approved by the Board of Directors pursuant to this Agreement; and (v) any term defined in this Section 1.1 that is used in (A) any of the provisions of this Agreement set out in subsections (i), (ii) or (iii) of this definition or (B) any Preferred Unit Designation approved by the Board of Directors pursuant to this Agreement, unless such term is a DGCL-Implementing Provision by virtue of subsection (iv) of the definition of DGCL-Implementing Provision.

(cc)      “Chief Executive Officer” means the Chief Executive Officer of the Company, including any interim Chief Executive Officer.

(dd)      “Chief Financial Officer” means the Chief Financial Officer of the Company, including any interim Chief Financial Officer of the Company.

(ee)      “Code” means the U.S. Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

(ff)      “Common Unit” means each limited liability company interest in the Company having the rights and obligations specified with respect to Common Units in this Agreement.

(gg)          “Common Unitholder” means each Person in whose name a Common Unit is registered on the books of the Company or, if such books are maintained by the Transfer Agent, on the books of the Transfer Agent. Each Common Unitholder shall be a member of the Company.

(hh)          “Company” has the meaning set forth in the preamble hereto.

(ii)                “Company Minimum Gain” has the meaning attributed to “partnership minimum gain” as set forth in U.S. Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

(jj)             “Compensation Committee” means the Compensation Committee of the Board of Directors.

(kk)             “Continuing Director” has the meaning set forth in Section 13.1(d).

(ll)               “Court of Chancery” means the Court of Chancery of the State of Delaware.

(mm)         “Depositary” means The Depository Trust Company and its successors and permitted assigns.

(nn)           “DGCL” means the General Corporation Law of the State of Delaware, as amended from time to time.

(oo)              “DGCL-Implementing Provisions” means (i) Article V and Article XVII; (ii) Section 1.2, Section 2.7, Section 2.8(a), Section 2.9, Section 2.10, the first sentence of Section 2.11, Section 3.1(g), Section 3.2(b) (other than the last two sentences), Section 3.2(d), Section 3.6, Section 3.7, Section 4.4, Section 4.5, Section 6.16, Section 8.1, Section 8.2, Section 8.6, Section 9.3(c), Section 13.2 through and including Section 13.4, Section 13.10, Section 14.4 and Section 18.6 through and including Section 18.10; (iii) any provision adopted pursuant to Section 14.5(c) and (iv) any term defined in this Section 1.1 that is used in any of the provisions of this Agreement set out in subsections (i), (ii) or (iii) of this definition.

(pp)            “Director Incentive Plan” means the Macquarie Infrastructure Company LLC 2014 Independent Directors Equity Plan.

(qq)            “Directors” means the individuals elected to the Board of Directors from time to time in accordance with this Agreement. Each Director is hereby designated as a “manager” of the Company within the meaning of Section 18-101(12) of the Act in accordance with Section 9.3(a).

(rr)             “Dissenting Shares” has the meaning set forth in the Merger Agreement.

(ss)            “Dissenting Stockholders” has the meaning set forth in the Merger Agreement.

(tt)             “Disinterested Director” has the meaning set forth in Section 12.12.

(uu)           “Effective Time” has the meaning set forth in the Merger Agreement.

(vv)          “Electronic Transmission” means any form of communication not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

(ww)         “Entire Board of Directors” has the meaning set forth in Section 9.11.

(xx)              “Equity Incentive Plan” means the Macquarie Infrastructure Corporation 2016 Omnibus Employee Incentive Plan, as amended, and any other duly approved equity incentive plan of the Company.

(yy)            “Exchange Act” means the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, as amended from time to time.

(zz)            “Executive Committee” means the Executive Committee of the Board of Directors.

(aaa)         “Fair Market Value” has the meaning set forth in Section 13.1(e).

(bbb)        “Fiscal Year” has the meaning set forth in Section 18.1.

(ccc)          “Future Investment” has the meaning set forth in Section 13.1(g).

(ddd)         “General Counsel” means the General Counsel of the Company, if any, including any interim General Counsel.

(eee)         “Independent Director” means a Director who (i) is not an Officer or employee of the Company, or an officer, director or employee of any Subsidiary of the Company, (ii) was not appointed as a Director pursuant to the terms of the Management Services Agreement, (iii) for so long as the Management Services Agreement is in effect, is not affiliated with the Manager or Macquarie Group Limited, and (iv) complies with the independence requirements under the Exchange Act and the Applicable Listing Rules.

(fff)            “Initial Director” has the meaning set forth in Section 9.1(a).

(ggg)         “Interested Unitholder” has the meaning set forth in Section 13.1(h).

(hhh)         “Liquidator” means one or more Persons selected by the Board of Directors to perform the functions described in Article XVII, as liquidating trustee of the Company within the meaning of the Act.

(iii)                “Managed Subsidiary” has the meaning set forth in Section 13.1(i).

(jjj)             “Management Services Agreement” means the Fourth Amended and Restated Management Services Agreement, dated as of September 22, 2021 (as amended, restated, supplemented or otherwise modified from time to time).

(kkk)          “Manager” means Macquarie Infrastructure Management (USA) Inc., a party to the Management Services Agreement. For the avoidance of doubt, Macquarie Infrastructure Management (USA) Inc. is not a “manager” within the meaning of Sections 18-101(12) or 18-402 of the Act.

(lll)             “Manager Affiliate” has the meaning set forth in the Management Services Agreement.

(mmm)        “Market Value of the Units” has the meaning set forth in Section 13.1(j).

(nnn)         “Merger” has the meaning set forth in the recitals hereto.

(ooo)            “Merger Agreement” has the meaning set forth in the recitals hereto.

(ppp)         “Merger Sub” has the meaning set forth in the recitals hereto.

(qqq)         “MH Merger Agreement” has the meaning set forth in the preamble hereto.

(rrr)           “MIC Corp.” has the meaning set forth in the preamble hereto.

(sss)         “MIC Corp. Common Stock” means each share of common stock, par value $0.001 per share, of MIC Corp.

(ttt)            “MIC Corp. Performance Stock Unit Award” has the meaning set forth in Section 3.1(f).

(uuu)       “MIC Corp. Restricted Stock Unit Award” has the meaning set forth in Section 3.1(e).

(vvv)       “MIC Corp. Special Stock” means each share of special stock, par value $0.001 per share, of MIC Corp.

(www)      “National Securities Exchange” means an exchange registered with the SEC under Section 6(a) of the Exchange Act.

(xxx)            “Net Income” and “Net Loss” means, for each Fiscal Year, an amount equal to the Company’s taxable income or loss for such Fiscal Year, determined in accordance with Section 703(a) of the Code (but, for this purpose, including in taxable income or loss all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code), with the following adjustments (without duplication):

(i)            any income of the Company exempt from U.S. federal income tax and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition shall be added to such taxable income or loss;

(ii)            any expenditures of the Company described in Section 705(a)(2)(B) of the Code (or treated as expenditures described in Section 705(a)(2)(B) of the Code pursuant to U.S. Treasury Regulations Section 1.704-1(b)(2)(iv)(i)) and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition shall be subtracted from such taxable income or loss;

(iii)            in the event the Carrying Value of any Company asset is adjusted in accordance with the definition of “Carrying Value,” the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss; and

(iv)            in accordance with the U.S. Treasury Regulations promulgated under Section 704(b) of the Code, any gain or loss resulting from any disposition of any asset of the Company with respect to which gain or loss is recognized for U.S. federal income tax purposes and any depreciation and amortization in respect of a Company asset shall be computed by reference to the Carrying Value of the asset, notwithstanding that the adjusted tax basis of such asset differs from such Carrying Value.

Notwithstanding any other provision of this definition, any items which are specially allocated under Section 7.4 shall not be taken into account in the computation of “Net Income” or “Net Loss,” but shall be calculated using the principles of this definition.

(yyy)       “Net Investment Value” has the meaning set forth in Section 13.1(k).

(zzz)          “New Implementation” has the meaning set forth in Section 14.4.

(aaaa)     “Nominating and Governance Committee” shall mean the Nominating and Governance Committee of the Board of Directors.

(bbbb)      “Nonrecourse Deductions” has the meaning set forth in U.S. Treasury Regulations Section 1.704-2(b)(1).

(cccc)       “Nonrecourse Liability” has the meaning set forth in U.S. Treasury Regulations Section 1.704-2(b)(3).

(dddd)      “Officer” means an officer of the Company elected in accordance with Article X.

(eeee)      “Opinion of Counsel” means a written opinion of counsel (who may be regular counsel, including in-house counsel, to the Company or any of its affiliates or the Board of Directors) acceptable to the Board of Directors.

(ffff)        “Order” means any order, injunction, decree, ruling, stipulation or assessment of any federal, state, local, municipal, foreign or other government (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body, court or other tribunal).

(gggg)      “Original Agreement” has the meaning set forth in the recitals hereto.

(hhhh)      “Other Provisions” means any provision of this Agreement that is not a DGCL-Implementing Provision, a Charter Provision or a Bylaw Provision.

(iiii)           “Outstanding” means, with respect to any Units, all Units that are issued by the Company and reflected as outstanding on the books and records of the Company as of the date of determination.

(jjjj)          “Partnership Audit Rules” means Subchapter C of Chapter 63 of the Code and any subsequent amendment (and any U.S. Treasury Regulations or other guidance that may be promulgated in the future relating thereto) and, in each case, any provisions of state, local, and non-U.S. law governing the preparation and filing of tax returns, interactions with taxing authorities, the conduct and resolution of examinations by tax authorities and payment of resulting tax liabilities.

(kkkk)      “Partnership Representative” has the meaning set forth in Section 16.3.

(llll)          “Percentage Interest” means as of any date of determination, as to any Unitholder, the quotient obtained by dividing (i) the total number of all classes or series of Common Units and Preferred Units held by such Person by (ii) the total number of all classes or series of Outstanding Common Units and Outstanding Preferred Units.

(mmmm)    “Person” means any individual, partnership (whether general or limited), limited liability company, corporation, trust, estate, association, nominee or other entity as well as any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act.

(nnnn)      “Preferred Unit” means a limited liability company interest in the Company that is authorized and issued in accordance with the terms of this Agreement after the Effective Time, and having the rights and obligations specified in the applicable Preferred Unit Designation.

(oooo)          “Preferred Unit Designation” means a writing approved by the Board of Directors or a committee of the Board of Directors setting forth the designations, powers, preferences and rights, and the qualifications, limitations or restrictions, of a series of Preferred Units. A Preferred Unit Designation shall be effective when the same is delivered to the Secretary of the Company for inclusion in the books and records of the Company, and shall constitute part of this Agreement. The terms of any Preferred Unit Designation approved by the Board of Directors or a committee of the Board of Directors in accordance with this Agreement (i) shall include only those terms that would not be prohibited in a certificate of designation pursuant to the DGCL, (ii) shall be deemed to amend the provisions of this Agreement, in the same manner and fashion that a certificate of designation amends a certificate of incorporation pursuant to the DGCL, and (iii) may be amended or eliminated (and the number of Preferred Units represented by such Preferred Unit Designation may be increased or decreased) in the same manner as could be accomplished under the DGCL with respect to a certificate of designation. Any amendment or elimination (or increase or decrease in the number of Preferred Units) referenced in clause (iii) of the immediately preceding sentence shall have the same effect as an amendment or elimination (or increase or decrease of shares of preferred stock designated by such certificate of designation) of a certificate of designation pursuant to the DGCL.

(pppp)      “Preferred Unitholders” means each Person in whose name a Preferred Unit is registered on the books of the Company or, if such books are maintained by the Transfer Agent, on the books of the Transfer Agent. Each Preferred Unitholder shall be a member of the Company.

(qqqq)      “Proceeding” has the meaning set forth in Section 12.1.

(rrrr)        “Proposed Nominee Associated Persons” has the meaning set forth in Section 6.14(b)(iv).

(ssss)      “Record Date” means the date established by the Board of Directors in accordance with Section 6.6.

(tttt)        “Redemption Date” has the meaning set forth in Section 3.4(c)(i).

(uuuu)      “Redemption Event” has the meaning set forth in Section 3.4(c)(i).

(vvvv)      “Redemption Price” has the meaning set forth in Section 3.4(c)(i).

(wwww)    “Registration Statement” means the Registration Statement on Form S-4 for the Company (File No. 333-253193), as originally filed on February 17, 2021 with the SEC, as amended from time to time.

(xxxx)        “Secretary” means the Secretary of the Company, including any interim Secretary.

(yyyy)       “SEC” means the United States Securities and Exchange Commission.

(zzzz)         “Securities Act” means the Securities Act of 1933, and the rules and regulations promulgated thereunder, as amended from time to time.

(aaaaa)      “Special Unit” means each limited liability company interest in the Company having the rights and obligations specified with respect to Special Units in this Agreement.

(bbbbb)      “Special Unitholder” means the holder of Special Units, which shall be the Manager as sole holder of the Special Units. The Special Unitholder shall be a member of the Company.

(ccccc)      “Stock Plans” means the Director Incentive Plan and the Equity Incentive Plan.

(ddddd)      “Subsidiary” means any corporation, partnership, joint venture, limited liability company, association or other entity in which any Person owns, directly or indirectly, more than fifty percent (50%) of the outstanding equity securities or interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such entity.

(eeeee)      “Trading Day” means a day on which the Common Units (i) have not been suspended from trading on any National Securities Exchange or over-the-counter market at the close of business and (ii) have traded at least once on the National Securities Exchange or over-the-counter market that is the primary market for the trading of Common Units.

(fffff)      “transfer” has the meaning set forth in Section 4.2.

(ggggg)      “Transfer Agent” means, with respect to Units, Computershare Inc., any successor thereto or any other Person designated by the Board.

(hhhhh)      “Transferrable Unit” has the meaning set forth in Section 4.2.

(iiiii)      “Unit Majority” means a majority of the votes entitled to be cast by the holders of the Outstanding Voting Units.

(jjjjj)      “Unitholder Associated Person” has the meaning set forth in Section 6.14(b)(v).

(kkkkk)      “Unitholder Minimum Gain” shall mean an amount, determined in accordance with U.S. Treasury Regulations Section 1.704-2(i)(3) with respect to each Unitholder Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Unitholder Nonrecourse Debt were treated as a Nonrecourse Liability.

(lllll)      “Unitholder Nonrecourse Debt” has the meaning attributed to “partner nonrecourse debt” as set forth in U.S. Treasury Regulations Section 1.704-2(b)(4).

(mmmmm)      “Unitholder Nonrecourse Deductions” has the meaning attributed to “partner nonrecourse deductions” as set forth in U.S. Treasury Regulations Section 1.704-2(i).

(nnnnn)      “Unitholders” means, collectively, the Common Unitholders, the Special Unitholder and the Preferred Unitholders, if any. For purposes of Section 5.3 only, the term “Unitholders” includes a Person who is the beneficial owner of Units held either in a voting trust or by a nominee on behalf of such Person.

(ooooo)            “Units” means, collectively, Common Units, Special Units and Preferred Units, if any. As of the Effective Time, there are two classes of Units Outstanding: Common Units and Special Units.

(ppppp)      “U.S. Treasury Regulations” means the regulations promulgated under the Code. Any reference herein to a specific section or sections of the U.S. Treasury Regulations shall be deemed to include a reference to any corresponding provision of any successor law.

(qqqqq)      “Voting Units” means, collectively, Common Units and any series of Preferred Units that are designated as Voting Units in a Preferred Unit Designation. Except as otherwise expressly provided in this Agreement or in any Preferred Unit Designation, all Voting Units shall vote together as a single class or group.

Section 1.2      Interpretation. Unless the context requires otherwise:

(a)            any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa;

(b)            references to Articles and Sections refer to Articles and Sections of this Agreement;

(c)            the terms “include” or “includes” means include or includes, without limitation, and “including” means including, without limitation;

(d)            any provision of the DGCL referred to in, or incorporated by reference by, this Agreement shall, unless otherwise provided in this Agreement, be applied mutatis mutandis to the Company, the Units, the Unitholders, the Certificates, the Directors, the Officers and this Agreement, as if the Company were a Delaware corporation, the Units were shares of stock of a Delaware corporation, the Unitholders were stockholders of a Delaware corporation, the Certificates were stock certificates evidencing shares of stock of a Delaware corporation, the Directors were directors of a Delaware corporation, the Officers were officers of a Delaware corporation and this Agreement were the certificate of incorporation and/or bylaws (as applicable) of a Delaware corporation;

(e)            any subchapter or provision of the DGCL (including any terms defined therein) referred to in, or incorporated by reference by, this Agreement shall, unless otherwise provided in this Agreement, be applied and interpreted consistently with the jurisprudence regarding such subchapter or provision; and

(f)            any provision of the Act or the DGCL referred to in, or incorporated by reference by, this Agreement shall refer to such provisions of the Act or the DGCL as they are amended from time to time and in effect at the time of the applicable action.

Article II

THE COMPANY

Section 2.1      Name.

(a)        The name of the limited liability company is Macquarie Infrastructure Holdings, LLC and all business of the Company shall be conducted in such name. The Board of Directors may change the name of the Company upon ten (10) days’ written notice to the Unitholders, which name change shall be effective upon the filing of a certificate of amendment (or amended and restated certificate of formation) with the Secretary of State of the State of Delaware.

(b)        Within thirty (30) days of (i) the Manager’s resignation or the termination of the Management Services Agreement or (ii) the delisting of the Common Units, unless otherwise approved in writing by the Manager, the Board of Directors shall cause the Company and any of its Subsidiaries to cease using the “Macquarie” brand entirely, including by changing their respective names; provided that, to the extent the Board of Directors deems it necessary or advisable, the Company and its Subsidiaries may use “Macquarie” in referencing their previous names.

(c)         Upon the termination of the Management Services Agreement and the removal of the Manager by the Board of Directors in accordance with the terms of the Management Services Agreement, the Board of Directors shall cause the Company and its Managed Subsidiaries to cease using the “Macquarie” brand entirely, including by changing their respective names; provided that, to the extent the Board of Directors deems it necessary or advisable, the Company and its Subsidiaries may use “Macquarie” in referencing their previous names.

Section 2.2      Registered Agent and Registered Office. The registered office of the Company in the State of Delaware and the name and address of its registered agent are as set forth in the Certificate of Formation.

Section 2.3      Principal Executive Offices. The principal executive offices of the Company are at 125 West 55th Street, New York, New York 10019. The Board of Directors may change the principal executive offices of the Company to any other place within or without the State of Delaware by resolution.

Section 2.4      Other Offices. The Company may have offices at such places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Company may require.

Section 2.5      Filings.

(a)         The execution, delivery and filing of the Certificate of Formation with the Secretary of State of the State of Delaware by Michael Kernan, as an “authorized person” of the Company within the meaning of the Act, are hereby authorized, approved, ratified and confirmed.

(b)         Upon the execution of this Agreement, any Officer or any Person authorized by the Board shall be an “authorized person” of the Company within the meaning of the Act. Any Officer or any Person authorized by the Board shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

(c)         The Board of Directors shall take any and all other actions, as may be reasonably necessary, to perfect and maintain the status of the Company as a limited liability company or similar type of entity under the laws of the State of Delaware and under the laws of any other jurisdictions in which the Company engages in business, including causing the Company to prepare, execute and file such amendments to the Certificate of Formation and such other assumed name certificates, documents, instruments and publications as may be required by applicable law.

Section 2.6      Purpose.

(a)         The purpose of the Company is to conduct or promote any lawful business, purpose or activity permitted for a limited liability company of the State of Delaware under the Act, including any business purpose or activity permitted for a corporation under the DGCL; provided, however, that the Company is not permitted to engage in any activities that would cause it to become an “investment company” as defined in Section 3(a)(1) of the Investment Company Act of 1940, as amended and as may be amended from time to time, or any successor provision thereto.

(b)         Notwithstanding anything in this Agreement to the contrary, the transactions contemplated by the Merger Agreement are hereby authorized, approved, ratified and confirmed and each Officer is hereby authorized to take any action, in the name of or on behalf of the Company or otherwise to consummate the transactions contemplated thereby. The foregoing authorization shall not be deemed a restriction on the powers of any Person to enter into other agreements on behalf of the Company in accordance with this Agreement.

Section 2.7      Powers. The Company shall have the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or in furtherance of the purposes of the Company set forth in this Agreement.

Section 2.8      Fiduciary Duties of Directors and Officers.

(a)         Except as provided in this Agreement and the Management Services Agreement, the Directors and Officers shall owe the same fiduciary duties to the Company, Unitholders and any other Person bound by this Agreement as the Directors and Officers would owe to such Persons under Delaware law as if the Company were a Delaware corporation and the Unitholders were stockholders of a Delaware corporation, and the Directors were members of the board of directors, and the Officers were officers, respectively, of a Delaware corporation. The parties intend that, except as provided in this Agreement and the Management Services Agreement, the fiduciary duties of the Directors and Officers shall be applied and interpreted consistently with the jurisprudence regarding such fiduciary duties of directors and officers of a Delaware corporation.

(b)         Notwithstanding any duty otherwise existing at law or in equity, no Director or Officer has any fiduciary duties to the Company, any Unitholder or any other Person bound by this Agreement with respect to any action or inaction of the Manager pursuant to the terms of the Management Services Agreement, and any actions or inactions of the Directors and Officers to cause the Company to act in compliance or in accordance with the Management Services Agreement, are consistent with, and shall not be deemed a breach of, the fiduciary duties of such Directors and Officers.

(c)         For the avoidance of doubt, to the fullest extent permitted by applicable law and notwithstanding any duty otherwise existing at law or in equity, the Directors and Officers shall have no fiduciary duties other than as expressly set forth in this Agreement; provided that the foregoing shall not eliminate any implied contractual covenant of good faith and fair dealing that exists with respect to such Director or Officer.

Section 2.9      Power of Attorney.

(a)         To the fullest extent permitted by applicable law, each Unitholder (in its, his or her capacity as such) hereby constitutes and appoints each Director, each Officer and, if a Liquidator shall have been appointed by the Board of Directors, the Liquidator (each, an “Attorney-in-Fact”), as the case may be, with full power of substitution, as its, his or her true and lawful agent and attorney-in-fact, with full power and authority in its, his or her name, place and stead, to:

(i)            execute, swear to, acknowledge, deliver, file and record in the appropriate public offices, as applicable:

(A)            all certificates, documents and other instruments that such Attorney-in-Fact determines to be necessary or appropriate to form, qualify or continue the existence or qualification of the Company as a limited liability company in the State of Delaware and/or in any other jurisdictions in which the Company may conduct business or own property;

(B)            any amendment, change, modification or restatement of this Agreement, and all certificates, documents and other instruments that such Attorney-in-Fact determines to be necessary or appropriate to reflect any amendment, change, modification or restatement of this Agreement, in each case that is adopted in accordance with this Agreement;

(C)            all certificates, documents and other instruments (including conveyances) that such Attorney-in-Fact determines to be necessary or appropriate to reflect the dissolution, winding up and termination of the Company pursuant to the terms of this Agreement;

(D)            all certificates, documents and other instruments relating to the admission, resignation, removal or substitution of any Unitholder pursuant to this Agreement;

(E)            all certificates, documents and other instruments relating to the determination of the powers, designations, preferences and relative, participating, optional or other rights, if any, or the qualifications, limitations or restrictions thereof, of any class or series of Units issued pursuant to this Agreement; and

(F)            all certificates, documents and other instruments (including merger agreements and certificates of merger) relating to a merger, consolidation or conversion of the Company adopted in accordance with this Agreement; and

(ii)            execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments that such Attorney-in-Fact determines to be necessary or appropriate to (A) make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Unitholders hereunder or is consistent with the terms of this Agreement or (B) effectuate the terms or intent of this Agreement.

(b)         Notwithstanding anything to the contrary in this Section 2.9, when any provision of this Agreement (including Article XIII, Article XIV and Article XVII) establishes a vote, consent, approval, agreement or other action of Unitholders required to take any action, no Attorney-in-Fact may exercise the power of attorney made in this Section 2.9 until the necessary vote, consent, approval, agreement or other action, as applicable, is received.

(c)         To the fullest extent permitted by applicable law, the foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the subsequent death, disability, incapacity, dissolution, termination of existence or bankruptcy of, or any other event concerning, any Unitholder and the transfer of all or any portion of such Unitholder’s Units and shall extend to such Unitholder’s heirs, successors, assigns and personal representatives. Each such Unitholder hereby agrees to be bound by any representation made by an Attorney-in-Fact, acting in good faith pursuant to such power of attorney, and each such Unitholder, to the fullest extent permitted by applicable law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the Attorney-in-Fact taken in good faith under such power of attorney in accordance with this Section 2.9. Each Unitholder hereby agrees to execute and deliver to the Attorney-in-Fact within fifteen (15) days after receipt of any request therefor, such further designation, powers of attorney and other instruments as any Attorney-in-Fact determines to be necessary or appropriate to effectuate this Agreement and the purposes of the Company.

Section 2.10    Term. The term of the Company commenced on the date the Certificate of Formation was filed in the office of the Secretary of State of the State of Delaware in accordance with the Act and shall continue until the Company is dissolved in accordance with this Agreement. The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation as provided in the Act.

Section 2.11    Title to Company Assets. Title to Company assets shall be deemed to be owned by the Company as an entity, and no Unitholder, Director or Officer, individually or collectively, shall have any interest in such Company assets or any portion thereof. Title to any or all of the Company assets may be held in the name of the Company or one or more nominees.

Article III

CLASSES AND ISSUANCE OF UNITS

Section 3.1      Outstanding Units.

(a)         Effective at the Effective Time, automatically, by virtue of this Agreement and the Merger Agreement, as applicable, and without any action on the part of any other Person, (i) each share of MIC Corp. Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares and any shares of MIC Corp. Common Stock that are owned by MIC Corp. as treasury stock) is converted into one (1) validly issued Common Unit (such Common Unit being hereby validly issued to such holder of MIC Corp. Common Stock (other than Dissenting Stockholders and MIC Corp.)), (ii) all certificates representing shares of MIC Corp. Common Stock (other than any such certificate that represents Dissenting Shares) shall be deemed for all purposes to represent an equal number of Common Units, and (iii) each holder of MIC Corp. Common Stock (other than Dissenting Stockholders and MIC Corp.) is hereby admitted to the Company as a member of the Company and shall be bound by this Agreement.

(b)         Effective at the Effective Time, automatically, by virtue of this Agreement and the Merger Agreement, as applicable, and without any action on the part of any other Person, (i) each share of MIC Corp. Special Stock issued and outstanding immediately prior to the Effective Time is converted into one (1) validly issued Special Unit (such Special Unit hereby being validly issued to such holder of MIC Corp. Special Stock), (ii) all certificates representing shares of MIC Corp. Special Stock shall be deemed for all purposes to represent an equal number of Special Units, and (iii) each holder of MIC Corp. Special Stock is hereby admitted to the Company as a member of the Company and shall be bound by this Agreement.

(c)         At the Effective Time, automatically, by virtue of this Agreement and the Merger Agreement and without any action on the part of any other Person, each limited liability company interest in the Company issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be canceled, and, immediately following the admission of members of the Company pursuant to Section 3.1(a) and Section 3.1(b), each Person that was a member of the Company immediately prior to the Effective Time shall cease to be a member of the Company, and the Company shall be continued without dissolution, and, in each case, any contribution of money or other property by any such member in respect of any such limited liability company interest shall be returned in connection with the cancellation of such interest in the Company.

(d)         If a Dissenting Stockholder shall have failed to perfect or shall have effectively withdrawn his, her or its demand or lost his, her or its rights to appraisal under the DGCL, (i) such Dissenting Stockholder’s shares shall no longer be considered Dissenting Shares and such Dissenting Stockholder’s MIC Corp. Common Stock, if any, shall thereupon automatically convert into an equal number of Common Units in accordance with the Merger Agreement and Section 3.1(a) of this Agreement (and such Common Units shall thereupon be validly issued Common Units), and certificates representing such MIC Corp. Common Stock shall thereupon be treated in accordance with Section 3.1(a), and (ii) such Dissenting Stockholder shall be automatically admitted to the Company as a member of the Company and shall be bound by this Agreement.

(e)         At the Effective Time, each restricted stock unit granted by MIC Corp. with respect to shares of MIC Corp. Common Stock (each, a “MIC Corp. Restricted Stock Unit Award”) pursuant to the Stock Plans, whether vested or unvested, that is outstanding immediately prior to the Effective Time shall be automatically converted into a restricted unit award denominated in Common Units, on the same terms and conditions, including the same number of Common Units as shares of MIC Corp. Common Stock and vesting conditions, as were applicable to such MIC Corp. Restricted Stock Unit Award under the terms of the Stock Plans and the agreement evidencing the grant thereunder, and the Company shall assume each such MIC Corp. Restricted Stock Unit Award and perform its obligations thereunder as if the Company were an original party thereto (each such assumed restricted stock unit, an “Assumed Restricted Stock Unit Award”).

(f)         At the Effective Time, each performance share unit granted by MIC Corp. (each a “MIC Corp. Performance Stock Unit Award”) pursuant to the Stock Plans, whether vested or unvested, that is outstanding immediately prior to the Effective Time shall be automatically converted into a performance unit award denominated in Common Units, on the same terms and conditions, including, but not limited to, the same target and maximum number of units subject to the award and vesting conditions, as were applicable to such MIC Corp. Restricted Stock Unit Award under the terms of the Stock Plans and the agreement evidencing the grant thereunder, and the Company shall assume each such MIC Corp. Performance Stock Unit Award and perform its obligations thereunder as if the Company were an original party thereto (each such assumed performance share unit, a “Assumed Performance Stock Unit Award”).

(g)         As of the Effective Time, the Company shall take all actions necessary to assume MIC Corp.’s rights, duties and obligations under the Stock Plans and to file with the SEC a registration statement on an appropriate form, or a post-effective amendment to a registration statement previously filed under the Securities Act with respect to the Common Units subject to the Assumed Restricted Stock Unit Awards and Assumed Performance Share Unit Awards.

(h)         All Units and other securities issued pursuant to this Section 3.1 and otherwise in accordance with the requirements of this Agreement (including Section 3.3(b)) shall be validly issued and shall be deemed to be fully paid and non-assessable.

Section 3.2      Authorization to Issue Units.

(a)         The Company is hereby authorized to issue the following three classes of Units: (i) Common Units, (ii) Special Units and (iii) Preferred Units. The total number of Units of all classes and series that the Company shall be authorized to issue is 600,000,100 Units, consisting of (i) 500,000,000 Common Units, (ii) 100 Special Units and (iii) 100,000,000 Preferred Units.

(b)         The Company and the Board of Directors, without the consent of any Unitholder or any other Person, may, at any time and from time to time, issue or take subscriptions for one or more Units of any existing class or series or, pursuant to a Preferred Unit Designation, authorize and issue or take subscriptions for any series of Preferred Units (which, subject to the provisions of any other Preferred Unit Designation in respect of which Preferred Units are then issued and Outstanding, may rank junior to, on parity with or senior to (in each case, with respect to distributions or other payments in respect of Units) any classes or series of Units existing immediately prior to such authorization and issuance), for such consideration (which may be cash, any tangible or intangible property or any benefit to the Company, or any combination thereof) as may be determined by the Board of Directors or a committee thereof, unless all of the Units which the Company is authorized to issue have been issued, subscribed for, or otherwise committed to be issued. The resolution authorizing the issuance of Units may provide that any Units to be issued pursuant to such resolution may be issued in one or more transactions in such numbers and at such times as are set forth in or determined by or in the manner set forth in the resolution, which may include a determination or action by any Person or body, including the Company; provided, that the resolution fixes a maximum number of Units that may be issued pursuant to such resolution, a time period during which such Units may be issued and a minimum amount of consideration for which such Units may be issued. The Board of Directors may determine the amount of consideration for which Units may be issued by setting a minimum amount of consideration or approving a formula by which such minimum amount of consideration is determined. The formula may include or be made dependent upon facts ascertainable outside the formula; provided, that the manner in which such facts shall operate upon the formula is clearly and expressly set forth in the formula or in the resolution approving the formula. The consideration for subscriptions to, or the purchase of, the Units to be issued by the Company shall be paid in such form and in such manner as the Board of Directors or a committee thereof shall determine. In the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the value of such consideration shall be conclusive. The authority of the Board of Directors, or a committee thereof, shall further include the power to increase or decrease the number of Units of any class or series so created, subsequent to the issue of that class or series but not below the number of Units of such class or series then Outstanding. In case the number of Units of any class or series shall be so decreased, the Units constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of Units of such class or series.

(c)         Except as otherwise required by this Agreement, including any Preferred Unit Designation, with respect to one or more series of Preferred Units, Preferred Units shall not entitle the holders thereof to any voting rights whatsoever, whether under this Agreement, the Act, at law, in equity or otherwise, and the entire voting power and all voting rights shall be vested exclusively in the holders of Common Units, except for the voting rights specifically given to the Special Units hereunder.

(d)         Except as otherwise required by this Agreement, the Company, the Board of Directors or a committee of the Board of Directors on behalf of the Company, without the consent of any Unitholder or any other Person, may issue rights, options and warrants entitling their holders to acquire from the Company Units of any class or series, and such rights, options and warrants may be evidenced by instruments approved by the Board of Directors or any committee thereof. The terms upon which, including the time or times which may be limited or unlimited in duration, at or within which, and the consideration (including a formula by which such consideration may be determined) for which any such Units may be acquired from the Company upon the exercise of any such right, option or warrant, shall be such as shall be stated in a resolution adopted by the Board of Directors or committee thereof providing for the creation and issue of such rights, options or warrants, and, in every case, shall be set forth or incorporated by reference in the instrument or instruments evidencing such rights, warrants or options. A formula by which such consideration may be determined may include or be made dependent upon facts ascertainable outside the formula, provided the manner in which such facts shall operate upon the formula is clearly and expressly set forth in the formula or in the resolution approving the formula. In the absence of actual fraud in the transaction, the judgment of the Directors as to the consideration for the issuance of such rights, options and warrants and the sufficiency thereof shall be conclusive. The Board of Directors or a committee thereof may, by a resolution adopted by the Board or committee thereof, authorize one or more Officers to do one or both of the following: (i) designate Officers and employees of the Company and its Subsidiaries to be recipients of such rights, options or warrants created by the Company, and (ii) determine the number of such rights, options or warrants to be received by such Officers and employees; provided, however, that the resolution so authorizing such Officer or Officers shall specify the total number of rights, options or warrants such Officer or Officers may so award. The Board of Directors or committee thereof may not authorize an Officer to designate himself or herself as a recipient of any such rights, options or warrants.

(e)         Except as otherwise required by the Act or this Agreement, the Company, and the Board of Directors or a committee thereof (or any Person authorized by the Board of Directors or such committee) on behalf of the Company, without the consent of any Unitholder or any other Person, is hereby authorized to (i) execute, deliver, perform and administer the Stock Plans, and (ii) issue one or more Units (and rights, options and warrants related thereto) pursuant to any Stock Plan. The Stock Plans, the Assumed Restricted Stock Unit Awards and the Assumed Performance Stock Unit Awards are hereby assumed by the Company as of the Effective Time. Each Unit hereby authorized to be issued pursuant to the Stock Plans, and each Unit underlying the Assumed Restricted Stock Unit Awards and the Assumed Performance Stock Unit Awards, is hereby reserved for issuance.

(f)         Upon the issuance of any Unit to any Person in accordance with this Agreement, such Person shall automatically be admitted as a member of the Company without the consent of any Unitholder or any other Person being required.

Section 3.3      Provisions Relating to Common Units. The designations, powers, preferences, rights, qualifications, limitations and restrictions of the Common Units are as follows:

(a)         General. Except as otherwise provided herein, all Common Units shall have identical rights and privileges in every respect.

(b)         Distributions. Subject to any prior rights and preferences contained in any Preferred Unit Designation, the Common Unitholders shall be entitled to participate, on a pro rata basis in accordance with the number of Common Units held, in any distributions by the Company to the Common Unitholders, whether in cash, Units or otherwise, as may be declared by the Board of Directors or a duly authorized committee of the Board of Directors in its discretion from time to time in accordance with this Agreement. Distributions payable under this Section 3.3(b) may be paid to the Unitholders of the Outstanding Common Units as of a Record Date fixed by the Board of Directors.

(c)         Voting.

(i)            The Common Units shall be Voting Units, and the Common Unitholders shall be entitled to one (1) vote for each Common Unit held by them on all matters submitted to a vote of the Common Unitholders.

(ii)            The Common Unitholders are not entitled to cumulate votes in the election of Directors in any manner, including the manner contemplated by Section 214 of the DGCL.

(d)         Liquidation. In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the affairs of the Company, after all creditors of the Company shall have been satisfied, and subject to the payment of all sums payable in respect of Preferred Units, if any, the Common Unitholders shall share in all distributions of the Company’s remaining assets in accordance with Section 8.1. For purposes of this Section 3.3(d), none of the division, merger or the consolidation of the Company into or with another entity or the conversion of the Company into another form of entity, or the merger or consolidation of any other entity into or with the Company, or the sale, transfer, or other disposition of All or Substantially All of the assets of the Company (including, without limitation, the transactions contemplated by the AA Stock Purchase Agreement and/or the MH Merger Agreement), shall be deemed to be a voluntary or involuntary liquidation, dissolution, or winding-up of the affairs of the Company.

Section 3.4      Provisions Relating to Special Units. The designations, powers, preferences, rights, qualifications, limitations and restrictions of the Special Units are as follows:

(a)         Distributions. The Special Unitholder shall not be entitled to participate in any distributions of the Company (other than with respect to Common Units and Preferred Units it may otherwise hold, solely to the extent such distribution is declared in accordance with this Agreement or any Preferred Unit Designation).

(b)         Voting.

(i)            The Special Unitholder shall have only such voting powers with respect to Special Units as are expressly set forth in this Agreement. Each Special Unit shall entitle the holder thereof to one (1) vote on each matter submitted to a vote or for consent by the Special Unitholder. Except as explicitly set forth in this Agreement, the Special Unitholder shall not be entitled to vote on or consent to any matter with respect to its Special Units, and, for the avoidance of doubt, the Special Units shall not be “Voting Units” hereunder.

(ii)            In addition to any other vote required by this Agreement, the prior affirmative vote or written consent of the Special Unitholder, voting or consenting separately as a class, shall be required for the Company to do any of the following:

(A)            authorize or issue Special Units or issue Preferred Units; or

(B)          amend any provision of this Agreement in a manner that would adversely affect the rights of the Special Unitholder as a separate class.

(c)         Redemption.

(i)            Upon the earlier of (A) the date on which the Management Services Agreement is terminated or (B) the first date on which neither the Manager nor any Manager Affiliate holds at least 200,000 Common Units (as adjusted to reflect any subsequent splits or similar recapitalizations) (a “Redemption Event”), all Outstanding Special Units shall be redeemed by the Company out of funds lawfully available therefor at a price equal to $0.001 per Special Unit (the “Redemption Price”) within five (5) business days after the Company becomes aware of the occurrence of such a Redemption Event (the “Redemption Date”). If the Company does not have sufficient funds legally available to redeem on any Redemption Date all Outstanding Special Units, the Company shall redeem a pro rata portion of the Outstanding Special Units out of any such legally available funds, and shall redeem the remaining Outstanding Special Units to have been redeemed as soon as practicable after the Company has funds legally available therefor.

(ii)            On or before the applicable Redemption Date, following notice from the Company of the occurrence of a Redemption Event, the Special Unitholder shall surrender the Certificate or Certificates representing such Outstanding Special Units (or, if the Special Unitholder alleges that such Certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such Certificate) to the Company, in the manner and at the place designated by the Company, and thereupon the Redemption Price for such units shall be payable to the order of the Special Unitholder. In the event less than all of the Special Units represented by a Certificate are redeemed, a new Certificate representing the applicable unredeemed Special Units shall promptly be issued to the Special Unitholder.

(iii)          If on the applicable Redemption Date, the full amount of the Redemption Price payable upon redemption of Special Units to be redeemed on such Redemption Date is paid or tendered for payment or deposited with an independent payment agent in trust for the benefit of the Special Unitholder with irrevocable instructions and authority to consummate the redemption of such Special Units in accordance with the terms and conditions set forth herein so as to be available therefor, then notwithstanding that the Certificates evidencing any Special Units so called for redemption shall not have been surrendered, all rights with respect to such Special Units shall forthwith after the Redemption Date terminate, except only the right of the holder to receive the Redemption Price without interest upon surrender of their Certificate or Certificates therefor.

(iv)            Any Special Units which are redeemed or otherwise acquired by the Company or any of its Subsidiaries shall be automatically and immediately canceled and shall not be reissued, sold or transferred. Neither the Company nor any of its Subsidiaries may exercise any voting or other rights granted to the Special Unitholder following redemption.

(d)        Transfers.

(i)            The Special Unitholder may not effect any offer, sale, pledge, transfer or other disposition or distribution (or enter into any agreement with respect to the foregoing) of Special Units. Any such purported offer, sale, pledge, transfer or other disposition or distribution of Special Units shall be null and void.

(ii)            All Certificates representing Special Units shall bear the following legend:

THE SPECIAL UNITS OF MACQUARIE INFRASTRUCTURE HOLDINGS, LLC REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR TRANSFERRED BY THE HOLDER HEREOF.

(e)        Liquidation. Notwithstanding anything herein to the contrary (including Article XVII), the Special Unitholder shall not be entitled to share in any distribution of assets in the event of any liquidation, dissolution or winding-up of the affairs of the Company, whether voluntary or involuntary. For purposes of this Section 3.4(e), none of the division, merger or consolidation of the Company with or into another entity or the conversion of the Company into another form of entity, or the merger or consolidation of any other entity into or with the Company or the sale, transfer or other disposition of All or Substantially All of the assets of the Company (including, without limitation, the transactions contemplated by the AA Stock Purchase Agreement and/or the MH Merger Agreement), shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

Section 3.5      Provisions Relating to Preferred Units. The designations, powers, preferences, rights, qualifications, limitations and restrictions of the Preferred Units are as follows:

(a)         The Preferred Units may be issued from time to time in one or more series. The Preferred Units of each series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are stated and expressed herein or in a Preferred Unit Designation.

(b)         Authority is hereby expressly granted to and vested in the Board of Directors or a committee thereof, to the extent permitted by applicable law and as set forth in this Agreement and/or any Preferred Unit Designation, to authorize the issuance of Preferred Units from time to time in one or more series (which, subject to the provisions of any other Preferred Unit Designation in respect of which Preferred Units are then issued and Outstanding, may rank junior to, on parity with or senior to (in each case, with respect to distributions or other payments in respect of Units) any classes or series of Units existing immediately prior to such authorization and issuance), and with respect to each such series to fix in a Preferred Unit Designation the voting powers, full or limited, if any, of Units of such series and the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations and restrictions thereof.

(c)         The authority of the Board of Directors, or a committee thereof, with respect to the authorization and issuance of any Preferred Units pursuant to a Preferred Unit Designation shall include the determination or fixing of (i) distribution rights, (ii) distribution rates (iii) conversion rights, (iv) exchange rights, (v) voting rights, (vi) rights and terms of redemption (including sinking and purchase fund provisions), (vii) redemption price or prices, and (viii) the dissolution preferences and the rights with respect to any distribution of assets of any wholly unissued series of Preferred Units and the number of shares constituting any such series, and the designation thereof, or any of them.

Section 3.6      No Preemptive Rights. Except as otherwise provided in a Preferred Unit Designation or as determined by the Board of Directors (or a committee thereof), no Person shall have any preemptive, preferential or other similar right with respect to the issuance of any Units, whether such Units are unissued or hereafter created.

Section 3.7      Fractions of Units. The Company may, but shall not be required to, issue fractions of a Unit. If the Company does not issue fractions of a Unit, it shall (1) arrange for the disposition of fractional interests by those entitled thereto, (2) pay in cash the fair value of fractions of a Unit as of the time when those entitled to receive such fractions are determined or (3) issue scrip or warrants in registered form (either represented by a Certificate or uncertificated) which shall entitle the holder to receive a full Unit upon the surrender of such scrip or warrants aggregating a full Unit. Scrip or warrants shall not, unless otherwise provided in the evidence thereof, entitle the holder to exercise voting rights, to receive distributions thereon or to participate in any of the assets of the Company in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for Certificates representing full Units or uncertificated full Units before a specified date, or subject to the conditions that the Units for which scrip or warrants are exchangeable may be sold by the Company and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose. For purposes of this Section 3.7, “fair value” has the meaning given to such term in the jurisprudence interpreting and applying Section 155 of the DGCL.

Article IV

CERTIFICATES, TRANSFERS AND REPURCHASE OF UNITS

Section 4.1      Certificates.

(a)         Form and Execution of Certificates. Unless the Board of Directors shall determine otherwise in respect of some or all of any or all classes or series of Units, the Units shall be uncertificated, except to the extent otherwise required by applicable law and except to the extent that outstanding certificates representing shares of MIC Corp. Common Stock have not been surrendered to the Company and continue to represent Common Units. Notwithstanding the foregoing, every holder of Units that are provided to be certificated shall be entitled to have a Certificate signed by, or in the name of the Company, by the Chairman of the Board, or the Chief Executive Officer, and by the Treasurer or an assistant Treasurer, or the Secretary or an assistant Secretary, certifying the number of Units owned by such holder in the Company. Certificates for Units shall be in such form as is consistent with this Agreement and applicable law. Any or all of the signatures on the Certificate may be a facsimile or other electronic signature (within the meaning of the Act). In case any Officer, Transfer Agent, or registrar who has signed or whose facsimile signature has been placed upon a Certificate shall have ceased to be such Officer, Transfer Agent, or registrar before such Certificate is issued, it may be issued with the same effect as if he, she or it were such Officer, Transfer Agent, or registrar at the date of issue. The Company shall not have power to issue a Certificate in bearer form. Except as otherwise expressly provided by applicable law, the rights and obligations of the holders of uncertificated Units and the rights and obligations of the holders of Certificates representing Units of the same class or series shall be identical.

(b)         Lost Certificates. Except as provided in this Section 4.1(b), no new Certificates shall be issued to replace a previously issued Certificate unless the latter is surrendered to the Company and cancelled at the same time. The Company may issue a new Certificate or Certificates in place of any Certificate or Certificates theretofore issued by the Company alleged to have been lost, stolen or destroyed. When issuing a new Certificate or Certificates, the Company may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate or Certificates, or his, her or its legal representative, to indemnify the Company in such manner as it shall require and/or to give the Company a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the Company with respect to the Certificate or Certificates alleged to have been lost, stolen or destroyed.

(c)             Registered Unitholders. The Company (i) shall be entitled to recognize the exclusive right of a Person registered on its books, or, if such books are maintained by the Transfer Agent, on the books of the Transfer Agent, as the owner of Units to receive distributions and to vote as such owner; (ii) shall be entitled to hold liable for calls and assessments the Person registered on its books or, if such books are maintained by the Transfer Agent, on the books of the Transfer Agent, as the owner of Units; and (iii) shall not be bound to recognize any equitable or other claim to or interest in such Units on the part of any other Person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

(d)             Regulations. Subject to Section 4.3, the Board of Directors shall have the power and authority to make all such rules and regulations as it may deem necessary or advisable concerning the issue, transfer, and registration of Units and/or the replacement of Certificates.

(e)             Special Designation on Certificates. If the Company is authorized to issue more than one class of Units or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of Units or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Company shall issue to represent such class or series of Units; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the Company shall issue to represent such class or series of Units, a statement that the Company will furnish without charge to each Unitholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of Units or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated Units, the Company shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this Section 4.1(e) or Sections 151, 156, 202(a) or 218(a) of the DGCL or with respect to this Section 4.1(e) a statement that the Company will furnish without charge to each Unitholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of Units or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

(f)              Electronic Securities Recordation. Notwithstanding the provisions set forth elsewhere in this Agreement, the Company may adopt a system of issuance, recordation and transfer of the Units by electronic or other means not involving any issuance of Certificates; provided, that the use of such system by the Company is permitted in accordance with applicable law.

Section 4.2           Transfer Generally.

(a)            The term “transfer,” when used in this Agreement (other than Article XIII) with respect to a Unit, shall be deemed to refer to a transaction by which a Unitholder transfers either a Common Unit or Preferred Unit, as the case may be (each a “Transferrable Unit”), to another Person who is or becomes a Unitholder, and includes a sale, assignment, gift, exchange or any other disposition by merger, consolidation, operation of law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage. No Transferrable Unit shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article IV. Any transfer or purported transfer of a Transferrable Unit not made in accordance with this Article IV shall be null and void. For the avoidance of doubt and without limiting Section 3.4, Special Units may not be transferred by the Special Unitholder. Any such purported transfer of the Special Units shall be null and void.

(b)            By acceptance of the transfer of any Transferrable Unit in accordance with this Article IV, each transferee of a Transferrable Unit shall be admitted to the Company as a Unitholder in accordance with Section 5.1.

(c)            The Company shall have power to enter into and perform any agreement with any number of Unitholders of any one or more classes or series of Units to restrict the transfer of Units of any one or more classes or series owned by such Unitholders in any manner not prohibited by the DGCL.

(d)            Subject to (i) the provisions of this Article IV and any other restrictions set forth in this Agreement, (ii) the provisions of any Preferred Unit Designation, and (iii) any contractual provision binding on any Unitholder, Transferrable Units shall be freely transferable to any Person and shall be made on the books of the Company or, if such books are maintained by the Transfer Agent, on the books of the Transfer Agent, after receipt of a request with proper evidence of succession, assignation or authority to transfer by the registered Unitholder, and in the case of Transferable Units represented by a Certificate, upon surrender of the Certificate.

Section 4.3          Restrictions on Transfers.

(a)            Except as provided in Section 4.3(c), but notwithstanding the other provisions of this Article IV, no transfer of any Transferable Units shall be made if such transfer would (i) violate the then applicable U.S. federal or state securities laws or rules and regulations of the SEC, any state securities commission or any other governmental authority with jurisdiction over such transfer, (ii) terminate the existence of the Company under the laws of the jurisdiction of its formation, or (iii) cause the Company to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for U.S. federal income tax purposes (to the extent not already so treated or taxed).

(b)            The Board of Directors may impose restrictions on the transfer of Units if it receives an Opinion of Counsel that such restrictions are necessary or advisable to avoid a significant risk of the Company becoming taxable as a corporation or otherwise becoming taxable as an entity for U.S. federal income tax purposes (to the extent not already so treated or taxed). Notwithstanding any other provision of this Agreement (including Article XIV), the Board of Directors may impose such restrictions by amending this Agreement without the consent of any Person.

(c)            Nothing contained in this Article IV or elsewhere in this Agreement shall preclude the settlement of any transactions involving Units entered into through the facilities of any National Securities Exchange on which such Units are listed for trading.

Section 4.4          Repurchase of Units by the Company. Except as otherwise provided in this Agreement or in any Preferred Unit Designation, the Company, and the Board of Directors on behalf of the Company, without the consent of any Unitholder or any other Person, but subject to Section 8.3, shall have the authority to acquire, by purchase or otherwise, any Units (or any rights, options or warrants relating to any class or series of any Units).

Section 4.5          Treasury Units. Notwithstanding Section 18-702 of the Act, unless otherwise determined by the Board of Directors, any Units acquired or otherwise held by the Company shall not be automatically deemed canceled and instead shall be deemed to be authorized and issued Units held in the treasury of the Company and may subsequently be sold, disposed of or cancelled in accordance with this Agreement.

Article V

THE UNITHOLDERS

Section 5.1          Unitholders.

(a)            A Person shall automatically be admitted as a member of the Company and shall become bound by the terms of this Agreement if such Person purchases or otherwise lawfully acquires (whether from the Company, any Unitholder or otherwise) any Unit. Any Person admitted to the Company as a member shall be deemed to agree to, and shall, be bound by each provision of this Agreement. A Person may become a Unitholder (and member of the Company) without the consent or approval of any of the Unitholders. A Person may not become a member of the Company without acquiring a Unit.

(b)            The name and mailing address of each Unitholder shall be included on the books and records of the Company or, if such books and records are maintained by the Transfer Agent, on the books and records of the Transfer Agent, maintained for such purpose by the Company or the Transfer Agent. The Secretary of the Company shall (or shall cause the Transfer Agent to) update the books and records of the Company from time to time as necessary to reflect accurately the information required to be contained therein.

(c)            Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and no Unitholder shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Unitholder.

(d)            Unitholders may not be expelled from or removed as Unitholders of the Company. Unitholders shall not have any right to resign from the Company as a Unitholder; provided, that when a transferee of a Unitholder’s Unit(s) is admitted to the Company as a member, such transferring Unitholder shall cease to be a member of the Company with respect to the Unit(s) so transferred. Notwithstanding the foregoing or any other provision of this Agreement, the Company may continue to treat the transferring Unitholder as the Unitholder with respect to the transferred Units for all purposes of this Agreement until the transferee of such Units is included in the books and records of the Company or, if such books and records are maintained by the Transfer Agent, on the books and records of the Transfer Agent, maintained for such purpose.

Section 5.2          Rights and Powers. No Unitholder, in its capacity as such, shall participate in the operation or management of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company by reason of being a Unitholder. Notwithstanding the foregoing, the Unitholders have all the rights and powers specifically set forth in this Agreement.

Section 5.3          Inspection of Books and Records.

(a)            Any Unitholder, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose, and to make copies and extracts from the Company’s register of its Units, a list of its Unitholders and its other books and records; provided, that as of the date of the making of the demand: (1) such books and records are necessary and essential to such proper purpose and, (2) such inspection of such books and records would not constitute a breach of an agreement between the Company and a Person or Persons not affiliated with the Company. In every instance where the Unitholder is other than a Person listed on the books and records of the Company or, if such books and records are maintained by the Transfer Agent, on the books and records of the Transfer Agent, as the registered owner of Units, the demand under oath shall state the Person’s status as a beneficial owner of Units, be accompanied by documentary evidence of beneficial ownership of Units, and state that such documentary evidence is a true and correct copy of what it purports to be. A proper purpose shall mean a purpose reasonably related to such Person’s interest as a Unitholder. In every instance where an attorney or other agent shall be the Person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the Unitholder. The demand under oath shall be directed to the Company at its registered office in the State of Delaware or at its principal place of business. To the extent not inconsistent with the foregoing, the inspection right set forth in this Section 5.3(a) shall be applied, and subject to any applicable defenses, to the fullest extent permitted by applicable law, as if such Unitholder was making a demand pursuant to Section 220 of the DGCL.

(b)            Any Director shall have the right to examine (i) the Company’s register of its Units, (ii) a list of the Company’s Unitholders and (iii) the Company’s other books and records for a purpose reasonably related to the Director’s position as a Director of the Company.

(c)            As used in this Section 5.3, (i) “subsidiary” means any entity directly or indirectly owned, in whole or in part, by the Company and which is controlled, directly or indirectly, by the Company, including, corporations, partnerships, limited partnerships, limited liability partnerships, limited liability companies, statutory trusts and/or joint ventures and (ii) “under oath” includes statements the declarant affirms to be true under penalty of perjury under the laws of the United States or any state.

(d)            Section 18-305(c) of the Act shall be inapplicable to the Company and this Agreement (including, for the avoidance of doubt, to the inspection rights set forth in this Section 5.3).

(e)            This Section 5.3 is intended to replace and, to the fullest extent permitted by applicable law, shall replace the Unitholders’ and Directors’ rights under Sections 18-305(a) and (b) of the Act; provided, for the avoidance of doubt, that Section 18-305(f) of the Act shall be applicable to the Company and this Agreement and a Unitholder or Director may bring an action to enforce any right arising under this Section 5.3 in the Court of Chancery.

Article VI

MEETINGS OF UNITHOLDERS

Section 6.1         Place of Meetings.      . The Board of Directors may designate the place (if any) of meeting for any meeting of Unitholders. If no designation is made by the Board of Directors, the place of meeting shall be the principal executive office of the Company. In lieu of holding any meeting of Unitholders at a designated place, the Board of Directors may, in its sole discretion, determine that any meeting of Unitholders may be held solely by means of remote communication.

Section 6.2          Remote Communication.

For the purposes of this Agreement, if authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, Unitholders and proxyholders may, by means of remote communication:

(a)            participate in a meeting of Unitholders; and

(b)            be deemed present in person and vote (if such Unitholder has the right to vote) at a meeting of Unitholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided, however, that (i) the Company shall implement reasonable measures to verify that each Person deemed present and permitted to vote at the meeting by means of remote communication is a Unitholder or proxyholder, (ii) the Company shall implement reasonable measures to provide such Unitholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the Unitholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any Unitholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Company.

Section 6.3      Conduct of Business. The chairperson of any meeting of Unitholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of business. The chairperson of any meeting of Unitholders shall be designated by the Board of Directors. In the absence of such designation, the Chairman of the Board, if any, the Chief Executive Officer (in the absence of the Chairman of the Board) or the lead Independent Director (in the absence of the Chairman of the Board and the Chief Executive Officer), or in their absence any other Officer that is an executive officer of the Company, shall serve as chairperson of the Unitholders’ meeting.

Section 6.4         Annual Meetings. The annual meeting of Unitholders of the Company shall be held on such date, at such time and at such place (if any) within or without the State of Delaware as may be fixed by resolution of the Board of Directors.

Section 6.5          Special Meetings. Special meetings of the Unitholders shall be held on such date, at such time and at such place (if any) within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Special meetings of the Unitholders may be called at any time only by the Secretary, either at the direction of the Board of Directors pursuant to a resolution adopted by the Board of Directors or by the Chairman of the Board.

Section 6.6          Record Date.

(a)            In order that the Company may determine the Unitholders entitled to notice of or to vote at any meeting of Unitholders or any adjournment thereof, the Board of Directors may fix a Record Date, which Record Date shall not precede the date upon which the resolution fixing the Record Date is adopted by the Board of Directors, and which Record Date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the Record Date for determining the Unitholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such Record Date, that a later date on or before the date of the meeting shall be the date for making such determination.

(b)            If no Record Date is fixed by the Board of Directors, the Record Date for determining Unitholders entitled to notice of or to vote at any meeting of Unitholders or any adjournment thereof shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(c)            In order that the Company may determine the Unitholders entitled to receive payment of any distribution or allotment of any rights or the Unitholders entitled to exercise any rights in respect of any change, conversion or exchange of Units, or for the purpose of any other lawful action, the Board of Directors may fix a Record Date, which Record Date shall not precede the date upon which the resolution fixing the Record Date is adopted, and which Record Date shall be not more than sixty (60) days prior to such action. If no Record Date is fixed, the Record Date for determining Unitholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 6.7          Notice of Meetings.

(a)            A notice of meeting, stating the place (if any), day and hour of the meeting, and the means of remote communication, if any, by which Unitholders and proxy holders may be deemed to be present in person and vote at such meeting, and the Record Date for determining the Unitholders entitled to vote at the meeting, if such date is different from the Record Date for determining Unitholders entitled to notice of the meeting, shall be prepared and delivered by the Company not less than twenty (20) days and not more than sixty (60) days before the date of the meeting, either personally, by mail or, to the extent and in the manner permitted by applicable law, electronically, to each Unitholder of record. In the case of special meetings, the notice shall state the purpose or purposes for which such special meeting is called. Such further notice shall be given as may be required by applicable law. Only such business shall be conducted at a special meeting of Unitholders as shall have been brought before the meeting pursuant to the Company’s notice of meeting. Any previously scheduled meeting of Unitholders may be postponed, and (unless this Agreement otherwise provides) any special meeting of Unitholders may be canceled, by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of Unitholders.

(b)            Notice to Unitholders shall be given personally, by mail or, to the extent and in the manner permitted by applicable law, electronically to each Unitholder of record. If mailed, such notice shall be delivered by postage prepaid envelope directed to each holder at such Unitholder’s address as it appears in the records of the Company and shall be deemed given when deposited in the United States mail. Notice given by Electronic Transmission pursuant to this subsection shall be deemed given: (1) if by facsimile telecommunication, when directed to a facsimile telecommunication number at which the Unitholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the Unitholder has consented to receive notice; (3) if by posting on an electronic network together with separate notice to the Unitholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (4) if by any other form of Electronic Transmission, when directed to the Unitholder. An affidavit of the Secretary or an assistant Secretary or of the Transfer Agent or other agent of the Company that the notice has been given by personal delivery, mail or a form of Electronic Transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(c)            Notice of any meeting of Unitholders need not be given to any Unitholder if waived by such Unitholder either in a writing signed by such Unitholder or by Electronic Transmission, whether such waiver is given before or after such meeting is held. If such a waiver is given by Electronic Transmission, the Electronic Transmission must either set forth or be submitted with information from which it can be determined that the Electronic Transmission was authorized by the Unitholder.

Section 6.8          Waiver of Notice. Whenever any notice is required to be given to any Unitholder by this Agreement, a waiver thereof in writing, signed by the Person or Persons entitled to such notice, or a waiver thereof by Electronic Transmission by the Person or Persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of Unitholders need be specified in any written waiver of notice or any waiver by Electronic Transmission of such meeting.

Section 6.9          Quorum and Adjournment.

(a)            Except as otherwise provided by this Agreement or the Applicable Listing Rules, the holders of a majority of the voting power of the Outstanding Voting Units entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of Unitholders. Where a separate vote by a class or series or classes or series is required, a majority of the voting power of the Outstanding Units of such class or series or classes or series entitled to vote, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter, except as otherwise required by this Agreement or the Applicable Listing Rules.

(b)            The Chairman of the Board or the holders of a majority of the voting power of the Outstanding Voting Units entitled to vote so represented may adjourn the meeting from time to time, whether or not there is such a quorum. The Unitholders present at a duly organized meeting at which a quorum is present in person or represented by proxy may continue to transact business until adjournment, notwithstanding the withdrawal of enough Unitholders to leave less than a quorum.

(c)            When a meeting is adjourned to another time and place, if any, unless otherwise provided by this Agreement, notice need not be given of the reconvened meeting if the date, time and place, if any, thereof and the means of remote communication, if any, by which Unitholders and proxyholders may be deemed to be present in person and vote at such reconvened meeting are announced at the meeting at which the adjournment is taken. At the reconvened meeting, the Unitholders may transact any business that might have been transacted at the original meeting. A determination of Unitholders of record entitled to notice of or to vote at a meeting of Unitholders shall apply to any adjournment of such meeting; provided, however, that the Board of Directors may fix a new Record Date for determination of Unitholders entitled to vote at the reconvened meeting, and in such case shall also fix as the Record Date for Unitholders entitled to notice of such reconvened meeting the same or an earlier date as that fixed for determination of Unitholders entitled to vote in accordance with the provisions of Section 213(a) of the DGCL and Section 6.6 at the reconvened meeting. If an adjournment is for more than thirty (30) days or if, after an adjournment, a new Record Date is fixed for the reconvened meeting, a notice of the reconvened meeting shall be given to each Unitholder entitled to vote at the meeting.

Section 6.10       Procedure for Election of Directors; Voting.

(a)            The Unitholders entitled to vote at any meeting of Unitholders shall be determined in accordance with Section 6.6, subject to Section 217 (relating to voting rights of fiduciaries, pledgors and joint owners of stock) and Section 218 (relating to voting trust and other voting agreements) of the DGCL. Except as may be otherwise provided in any Preferred Unit Designation, each Unitholder holding a Voting Unit shall be entitled to one (1) vote for each Voting Unit held by such Unitholder. Except as provided in Section 3.4, Section 9.2, Section 9.4 and Section 9.6, the Special Unitholder shall not be entitled to vote its Special Units on or consent to any matter submitted to holders of Voting Units.

(b)            Except as otherwise provided by applicable law, this Agreement or the Applicable Listing Rules, the election of Directors submitted to Unitholders at any meeting shall be decided by a “majority of votes cast” (as defined herein) unless the election is contested, in which case Directors shall be elected by a plurality of votes cast. An election shall be contested if, as of a date that is fourteen (14) days in advance of the date the Company files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented), the number of nominees exceeds the number of Directors to be elected. For the purposes of this Section 6.10, a “majority of votes cast” means that the number of Common Units voted “for” a Director exceeds the number of votes cast “against” that Director.

(c)            The Board of Directors shall nominate for election or re-election as a Director only candidates who agree to tender, promptly following the annual meeting at which they are elected or re-elected as a Director, an irrevocable resignation that will be effective upon (i) the failure to receive the required vote at the next meeting at which they face re-election and (ii) Board acceptance of such resignation. In addition, the Board of Directors shall fill Director vacancies and new directorships only with candidates who have agreed to tender, promptly following their appointment to the Board, the same form of resignation tendered by other Directors in accordance with this provision.

(d)            If a Director in an uncontested election does not receive a majority of votes cast for his or her election, the Nominating and Governance Committee shall promptly assess the appropriateness of such nominee continuing to serve as a Director and recommend to the Board the action to be taken with respect to such Director’s tendered resignation. The Board will determine whether to accept or reject such resignation, or what other action should be taken, within ninety (90) days from the date of the certification of election results.

(e)            Except as otherwise provided by this Agreement or the Applicable Listing Rules, all matters other than the election of Directors submitted to Unitholders at any meeting shall be decided by the affirmative vote of a majority of the voting power of the Outstanding Voting Units entitled to vote, present in person or represented by proxy, at the meeting of Unitholders. Where a separate vote by a class or series or classes or series is required, in all matters other than the election of Directors, the affirmative vote of the majority of the voting power of the Outstanding Units of such class or series or classes or series entitled to vote, present in person or represented by proxy, at the meeting shall be the act of such class or series or classes or series, except as otherwise provided by this Agreement or the Applicable Listing Rules.

(f)            The vote on any matter at a meeting, including the election of Directors, shall be by written ballot. Each ballot shall be signed by the Unitholder voting, or by such Unitholder’s proxy, and shall state the number of Units voted.

Section 6.11        Proxies. Each Unitholder entitled to vote at a meeting of Unitholders may authorize another Person or Persons to act for such Unitholder by proxy authorized by an instrument in writing or by a transmission permitted by applicable law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL. A written proxy may be in the form of an Electronic Transmission which sets forth or is submitted with information from which it can be determined that the Electronic Transmission was authorized by the Unitholder.

Section 6.12        Inspectors of Elections; Opening and Closing the Polls.

(a)            The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors shall not be Directors, Officers or employees of the Company, to act at the meeting and make a written report thereof. One or more individuals may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been so appointed to act, or if all inspectors or alternates who have been appointed are unable to act, at a meeting of Unitholders, the Chairman of the Board shall appoint one or more inspectors to act at the meeting. Each such inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

(b)            The inspector(s) shall (i) ascertain the number of Outstanding Units and the voting power of each, (ii) determine the Units represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspector(s), and (v) certify their determination of the number of Units represented at the meeting and their count of all votes and ballots. The inspector(s) shall have the other duties prescribed by Section 231 of the DGCL, which shall apply as if the inspector(s) were inspector(s) appointed by a Delaware corporation. The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three (3) or more inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

(c)            The Chairman of the Board shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which Unitholders will vote at the meeting.

(d)            In determining the validity and counting of proxies and ballots, the inspector(s) shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided by a Unitholder who submits a proxy by Electronic Transmission from which it can be determined that the proxy was authorized by the Unitholder, ballots and the regular books and records of the Company, except that the inspector(s) may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the Unitholder holds of record. If the inspector(s) consider other reliable information for the limited purpose permitted herein, the inspector(s) at the time they make their certification pursuant to subsection (b)(v) of this section shall specify the precise information considered by them including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable.

(e)            Notwithstanding the foregoing, this Section 6.12 shall be inapplicable in whole or in part in connection with any meeting of Unitholders to the extent that, at the time of such meeting, the corresponding provisions of Section 231 of the DGCL would be inapplicable in connection with such meeting.

Section 6.13      List of Unitholders.

(a)            The Secretary shall make, at least ten (10) days before every meeting of Unitholders, a complete list of the Unitholders entitled to vote at the meeting arranged in alphabetical order, and showing the address of each Unitholder and the number of Units registered in the name of each Unitholder. The Company need not include electronic mail addresses or other electronic contact information on such list.

(b)            Such list shall be open to the examination of any Unitholder for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Company. In the event that the Company determines to make the list available on an electronic network, the Company may take reasonable steps to ensure that such information is available only to Unitholders.

(c)            If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Unitholder who is present.

(d)            If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any Unitholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 6.14       Nominations and Notice of Unitholder Business.

(a)            General.

(i)            Only individuals who are nominated in accordance with the procedures set forth in this Section 6.14 shall be eligible to be elected as Directors at a meeting of Unitholders and only such business shall be conducted at a meeting of Unitholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 6.14. Except as otherwise provided by applicable law or this Section 6.14, the Chairman of the Board shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 6.14 and, if any proposed nomination or business is not in compliance with this Section 6.14 (including if the Common Unitholder or Common Unitholders of record intending to propose the business (or a qualified representative of such Common Unitholder) did not appear at the meeting to present the proposed business), to declare that such defective proposal or nomination shall be disregarded. To be considered a qualified representative of such Common Unitholder, a person must be a duly authorized officer, manager, or partner of such Common Unitholder or must be authorized by a writing executed by such Common Unitholder or an Electronic Transmission delivered by such Common Unitholder to act for such Common Unitholder as a proxy at the meeting and such person must produce such writing or Electronic Transmission, or a reliable reproduction of the writing or Electronic Transmission, at the meeting. The requirements of this Section 6.14 shall apply to any nominations or business to be brought by a Common Unitholder before a meeting of Unitholders notwithstanding (A) any reference in this Agreement to the Exchange Act or (B) that the underlying matter may already be the subject of a notice to the Unitholders or public disclosure. Subject to compliance with the requirements of this Section 6.14, nothing in this Section 6.14 shall be deemed to affect any rights of Common Unitholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law).

(ii)            For purposes of this Section 6.14, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(iii)          Notwithstanding the foregoing provisions of this Section 6.14, a Common Unitholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 6.14.

(b)            Annual Meetings of Unitholders.

(i)            Nominations of individuals for election to the Board of Directors, other than the Director to be elected by the Special Unitholder, voting or consenting separately as a class, in accordance with the provisions of this Agreement, and the proposal of business to be considered by the Unitholders, may be made at an annual meeting of Unitholders (A) pursuant to the Company’s notice of meeting delivered pursuant to Section 6.7, (B) by or at the direction of the Board of Directors or (C) by any Common Unitholder who is entitled to vote at the meeting and who complies with the notice procedures set forth in clauses (ii) and (iii) of this Section 6.14(b). In addition to any other applicable requirements, for a nomination for election of a Director to be made by a Common Unitholder or for business to be properly brought before an annual meeting by a Common Unitholder, such Common Unitholder must (1) be a holder of record of Common Units on both (x) the date of the delivery of such nomination or the date of the giving of the notice provided for in this Section 6.14(b)(i) and (y) the Record Date for the determination of Unitholders entitled to vote at such annual meeting, and (2) have given timely notice thereof in proper written form in accordance with the requirements of this Section 6.14(b) to the Secretary.

(ii)            For nominations or other business to be properly brought before an annual meeting by a Common Unitholder pursuant to clause (C) of the first paragraph of Section 6.14(b)(i), even if such matter is already the subject of any notice to the Unitholders or public disclosure from the Board of Directors, the Common Unitholder must have given timely notice thereof in writing to the Secretary and, in the case of business other than nominations, such other business must otherwise be a proper matter for action under Delaware law and, if such Common Unitholder, or the beneficial owner on whose behalf any such proposal or nomination is made or any Associated Person, solicits or participates in the solicitation of proxies in support of such proposal, such Common Unitholder must have timely indicated its, or each such person’s intention to do so as provided in Section 6.14(b)(iii). To be timely, a Common Unitholder’s notice shall be delivered to the Secretary at the principal executive offices of the Company not less than one hundred and twenty (120) days nor more than one hundred and fifty (150) days prior to the first anniversary of the preceding year’s annual meeting. In no event shall the public announcement or an adjournment or postponement of an annual meeting commence a new time period for the giving of a Common Unitholder’s notice as described in this Section 6.14(b)(ii).

(iii)            Subject to Section 6.14(b)(i), for nominations to be properly brought before an annual meeting by a Common Unitholder, such Common Unitholder’s notice shall set forth: (A) as to each individual whom the Common Unitholder proposes to nominate for election or reelection as a Director and each Proposed Nominee Associated Person, as applicable, (1) the name, age, business address and residence address of such person; (2) the principal occupation or employment of such person; (3) the class and number of Units which are owned of record and beneficially owned by such person; (4) a statement whether each such proposed nominee, if elected, intends to tender, promptly following such person’s failure to receive the required vote for election or re-election at the next meeting at which such person would face election or re-election, an irrevocable resignation effective upon acceptance of such resignation by the Board of Directors in accordance with Section 6.10; (5) a description of all arrangements or understandings between such Common Unitholder and each such person pursuant to which the nomination or nominations are to be made by the Common Unitholder; and (6) any other information relating to such person that is required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitations of proxies for elections of Directors, or is otherwise required, in each case pursuant to Section 14 of the Exchange Act (including such nominee’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (B) as to such Common Unitholder giving notice and each Unitholder Associated Person, the information required to be provided pursuant to Section 6.14(b)(iv). A Common Unitholder providing notice of any nomination as required under this Section 6.14(b)(iii) shall further update and supplement such notice so that the information provided or required to be provided in such notice shall be true and correct as of the Record Date for the applicable meeting and as of the date that is ten (10) business days prior to such meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Company not later than five (5) business days after the Record Date for such meeting (in the case of the update and supplement required to be made as of the Record Date), and not later than eight (8) business days prior to the date for such meeting or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to such meeting or any adjournment or postponement thereof). In addition, a Common Unitholder providing notice of any nomination shall update and supplement such notice from time to time so that the information provided or required to be provided in such notice pursuant to this Section 6.14(b)(iii) shall be true and correct in all material respects, and such update and supplement shall be received by the Secretary at the principal executive offices of the Company not later than three (3) business days following the occurrence of any event, development or occurrence which would cause the information provided or required to be provided to be not true and correct in all material respects (or if such three (3) business day period ends after the date of the applicable meeting, not later than the day prior to such meeting). Notwithstanding anything in this Agreement to the contrary, no nomination shall be brought forth by a Common Unitholder at a meeting except nominations brought before the meeting in accordance with the procedures set forth in this Section 6.14(b)(iii). Notwithstanding the foregoing provisions of this Section 6.14(b)(iii), a Common Unitholder shall also comply with all applicable requirements of the Exchange Act with respect to matters set forth in this Section 6.14(b)(iii).

(iv)            Subject to Section 6.14(b)(iii), as to any other business that the Common Unitholder proposes to bring before the meeting, such Common Unitholder’s notice shall set forth: (A) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend this Agreement, the language of the proposed amendment), (B) as to such Common Unitholder and each Unitholder Associated Person, (1) the name and address, as they appear on the Company’s books, of each such person and of any holder of record of the Common Unitholder’s Units, (2) the class and number of Units which are held of record or beneficially owned by each such person and owned by any holder of record of each such person’s Units, as of the date of such Common Unitholder’s notice, and a representation that such Common Unitholder will notify the Company in writing of the class and number of such Units held of record or beneficially owned by each such person as of the Record Date for the meeting not later than five (5) business days following the later of the Record Date or the date notice of the Record Date is first publicly disclosed, (3) any material interest of each such person in such business, (4) a description of any agreement, arrangement or understanding with respect to such business between or among each such person, and a representation that such Common Unitholder will notify the Company in writing of any such agreement, arrangement or understanding in effect as of the Record Date for the meeting not later than five (5) business days following the later of the Record Date or the date notice of the Record Date is first publicly disclosed, (5) a description of any agreement, arrangement or understanding (including any derivative instruments, swaps, warrants, short positions, profit interests, options, hedging transactions, borrowed or loaned units or other transactions) that has been entered into as of the date of such Common Unitholder’s notice by, or on behalf of, each such person, the effect or intent of which is to mitigate loss to, manage risk or benefit from unit price changes for, or increase or decrease the voting power of each such person with respect to Units, and a representation that such Common Unitholder will notify the Company in writing of any such agreement, arrangement or understanding in effect as of the Record Date for the meeting not later than five (5) business days following the later of the Record Date or the date notice of the Record Date is first publicly disclosed, (6) a representation that such Common Unitholder is a holder of record or beneficial owner of Units entitled to vote at the annual meeting and intends to appear in person or by proxy at the meeting to propose such business, (7) whether any such person, alone or as part of a group, intends to deliver a proxy statement and/or form of proxy or to otherwise solicit or participate in the solicitation of proxies in favor of such proposal, and (8) any other information that is required to be provided by each such person pursuant to Section 14 of the Exchange Act. A Common Unitholder providing notice of any matter (other than the nomination of a person for election to the Board of Directors) shall further update and supplement such notice so that the information provided or required to be provided in such notice shall be true and correct as of the Record Date for the applicable meeting and as of the date that is ten (10) business days prior to such meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Company not later than five (5) business days after the Record Date for such meeting (in the case of the update and supplement required to be made as of the Record Date), and not later than eight (8) business days prior to the date for such meeting or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to such meeting or any adjournment or postponement thereof). In addition, a Common Unitholder providing notice of any matter (other than the nomination of a person for election to the Board of Directors) shall update and supplement such notice from time to time so that the information provided or required to be provided in such notice pursuant to this Section 6.14(b)(iv) shall be true and correct in all material respects, and such update and supplement shall be received by the Secretary at the principal executive offices of the Company not later than three (3) business days following the occurrence of any event, development or occurrence which would cause the information provided or required to be provided to be not true and correct in all material respects (or if such three (3) business day period ends after the date of the applicable meeting, not later than the day prior to such meeting). Notwithstanding anything in this Agreement to the contrary, no business shall be conducted at an annual meeting except business brought before the annual meeting in accordance with the procedures set forth in this Section 6.14(b). Notwithstanding the foregoing provisions of this Section 6.14(b), a Common Unitholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to matters set forth in this Section 6.14.

(v)            For purposes of this Agreement, (a) “Associated Person” shall mean any Unitholder Associated Person or Proposed Nominee Associated Person, (b) “Proposed Nominee Associated Persons” shall mean, with respect to the applicable proposed nominee, (1) any beneficial owner of Units owned of record or beneficially by such proposed nominee, (2) any associate of such proposed nominee or beneficial owner, (3) any affiliate of such proposed nominee or beneficial owner and (4) any other person acting in concert, directly or indirectly pursuant to any agreement, arrangement, understanding or otherwise, whether written or oral, with such proposed nominee or beneficial owner (or any of their respective affiliates or associates) and (c) “Unitholder Associated Person(s)” shall mean, with respect to the applicable Common Unitholder, (1) any beneficial owner of Common Units owned of record or beneficially by such Common Unitholder, (2) any associate of such Common Unitholder or beneficial owner, (3) any affiliate of such Common Unitholder or beneficial owner and (4) any other person acting in concert, directly or indirectly pursuant to any agreement, arrangement, understanding or otherwise, whether written or oral, with such Common Unitholder or beneficial owner (or any of their respective affiliates or associates).

(c)            Special Meeting of Unitholders.

(i)            Nominations of individuals for election to the Board of Directors, other than the Director to be elected by the Special Unitholder, voting or consenting separately as a class, in accordance with the provisions of this Agreement, may be made at a special meeting of Unitholders at which Directors are to be elected pursuant to the Company’s notice of meeting (A) by or at the direction of the Board of Directors, or (B) by any Common Unitholder who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 6.14. Only such business shall be conducted at a special meeting of Unitholders as shall have been brought before the meeting pursuant to the Company’s notice of meeting pursuant to Section 6.7. In addition to any other applicable requirements, for a nomination for election of a Director to be made by a Common Unitholder, such Common Unitholder must (1) be a holder of record of Common Units on both (x) the date of the delivery of such nomination or the date of the giving of the notice provided for in this Section 6.14(c) and (y) the Record Date for the determination of Unitholders entitled to vote at such special meeting, and (2) have given timely notice thereof in proper written form in accordance with the requirements of Section 6.14(b) to the Secretary.

(ii)            In the event the Company calls a special meeting of Unitholders for the purpose of electing one (1) or more Directors to the Board of Directors, any Common Unitholder may nominate such number of individuals for election to such position(s) as are specified in the Company’s notice of meeting, if the Common Unitholder’s notice as required by clause (iii) of Section 6.14(b) shall be delivered to the Secretary at the principal executive offices of the Company not earlier than the one hundred and twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period for the giving of a Common Unitholder’s notice as described above.

Section 6.15      No Unitholder Action by Written Consent. Except for actions taken by written consent by the Special Unitholder consenting separately as a class or as otherwise expressly provided by the terms of any series of Preferred Units or any other series or class of Units permitting the holders of such series or class to act by written consent, the Unitholders shall take any action required or permitted to be taken by the Unitholders only at an annual or special meeting of Unitholders duly called and noticed, and no action shall be taken by Unitholders by written consent. For the avoidance of doubt, any action as to which a class vote of the holders of Special Units is required pursuant to the terms of this Agreement may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by holders of Special Units having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Special Units entitled to vote thereon were present and voted and shall be delivered to the Company.

Section 6.16      Corporate Law Incorporation. In furtherance of the foregoing provisions of this Article VI, except as otherwise expressly provided in this Agreement, to the fullest extent permitted by applicable law, the Company shall be subject to and governed by Subchapter VII (excluding sections 212(a), 214, 215, 220, 225 and 226) of the DGCL as if set forth in full herein, and for such purpose the terms “director”, “board of directors”, “corporation”, “stock”, “stockholder”, “certificate of incorporation” and “bylaws” as used in the DGCL shall be deemed to refer to a Director, the Board of Directors, the Company, the Voting Units, the holders of Voting Units, the Charter Provisions and the Bylaw Provisions, respectively.

Article VII

CAPITAL ACCOUNTS AND ALLOCATIONS

Section 7.1      Establishment and Maintenance of Capital Accounts. There shall be established for each Unitholder on the books of the Company or, if such books are maintained by the Transfer Agent, on the books of the Transfer Agent, as of the date such Unitholder becomes a Unitholder a capital account (each being a “Capital Account”). Each Capital Contribution by any Unitholder, if any, shall be credited to the Capital Account of such Unitholder on the date such Capital Contribution is made to the Company. In addition, each Unitholder’s Capital Account shall be (a) credited with (i) such Unitholder’s allocable share of any Net Income (or items thereof) and items of income and gain specially allocated to such Unitholder under Section 7.4, and (ii) the amount of any Company liabilities that are assumed by the Unitholder or secured by any Company property distributed to the Unitholder and (b) debited with (i) the amount of distributions to such Unitholder of cash or the fair market value of other property so distributed, (ii) such Unitholder’s allocable share of Net Loss (or items thereof) and items of loss and expense specially allocated to such Unitholder under Section 7.3 or Section 7.4, and (iii) the amount of any liabilities of the Unitholder assumed by the Company or which are secured by any property contributed by the Unitholder to the Company. Any other item which is required to be reflected in a Unitholder’s Capital Account under Section 704(b) of the Code and the U.S. Treasury Regulations promulgated thereunder or otherwise under this Agreement shall be so reflected. The Board of Directors shall make such adjustments to Capital Accounts as it determines in its sole discretion to be appropriate to ensure allocations are made in accordance with a Unitholder’s interest in the Company. Interest shall not be payable on Capital Account balances. The Capital Accounts shall be maintained in accordance with the provisions of U.S. Treasury Regulations Section 1.704-1(b)(2)(iv) and, to the extent not inconsistent with such regulation, the provisions of this Agreement.

Section 7.2      Allocations of Net Income and Loss.

(a)            Except as provided in Section 7.3 and 7.4, Net Income and Net Loss (and items thereof) of the Company for each Fiscal Year shall be allocated to the Unitholders so as to, as nearly as possible, increase or decrease, as the case may be, each Unitholder’s Capital Account to the extent necessary such that each Unitholder’s Capital Account is equal to (i) the amount that such Unitholder would receive if the Company were dissolved, its assets sold for their Carrying Value, its liabilities satisfied in accordance with their terms (limited, in the case of an asset subject to nonrecourse liabilities, to the Carrying Value of such asset) and all remaining amounts were distributed to the Unitholders in accordance with Section 16.3 of this Agreement immediately after making such allocation, reduced by (ii) the amount of such Unitholder’s allocable share of any Company Minimum Gain and any Unitholder Minimum Gain (calculated immediately prior to such deemed sale of assets) and (without duplication) by any amount such Unitholder is obligated or is treated as being obligated for U.S. federal income tax purposes to contribute to the Company; provided, however, Net Income and Net Loss (and items thereof) of the Company may be allocated in such other manner as may be determined by the Company to properly reflect the Unitholders’ interests therein.

(b)            The Board of Directors shall determine all matters concerning allocations for purposes of Sections 704(b) and 704(c) of the Code not expressly provided for herein in its sole discretion. For the proper administration of the Company and for the preservation of uniformity of the Units (or any portion or class or series thereof), notwithstanding any other provision of this Agreement (including Article 13), the Board of Directors may, without the consent of any Person, (i) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of U.S. Treasury Regulations under Section 704(b) or Section 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of the Units (or any portion or class or series thereof), and (ii) adopt and employ or modify such conventions and methods as the Board of Directors determines in its sole discretion to be appropriate for (A) the determination for tax purposes of items of income, gain, loss, deduction and credit and the allocation of such items among Unitholders and between transferors and transferees under this Agreement and pursuant to the Code and the U.S. Treasury Regulations promulgated thereunder, (B) the determination of the identities and tax classification of Unitholders, (C) the valuation of Company assets and the determination of tax basis, (D) the allocation of asset values and tax basis, (E) the adoption and maintenance of accounting methods and (F) taking into account differences between the Carrying Values of Company assets and such asset adjusted tax basis pursuant to Section 704(c) of the Code and the U.S. Treasury Regulations promulgated thereunder.

(c)            Allocations that would otherwise be made to a Unitholder under the provisions of this Article 7 shall instead be made to the beneficial owner of the Units held by a nominee in any case in which the nominee has furnished the identity of such owner to the Company in accordance with Section 6031(c) of the Code or any other method determined by the Board of Directors in its sole discretion.

Section 7.3      Limitation on Loss Allocation. Net Loss (and items thereof) allocated to a Unitholder pursuant to Section 7.2 shall not exceed the maximum amount of losses that can be allocated without causing such Unitholder to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event that any Unitholder would have an Adjusted Capital Account Deficit as a consequence of an allocation of Net Loss (or item thereof) pursuant to Section 7.2, the amount of Net Loss that would be allocated to such Unitholder but for the application of this Section 7.3 shall be allocated to the other Unitholders in proportion to their Percentage Interests to the extent that such allocations would not cause any such other Unitholder to have an Adjusted Capital Account Deficit (or not be consistent with the U.S. Treasury Regulations promulgated under Section 704(b) of the Code). Any allocation of items of Net Loss (or item thereof) pursuant to this Section 7.3 shall be taken into account in computing subsequent allocations of Net Income (and items thereof) pursuant to Section 7.2, and prior to any allocation of items in Section 7.2 so that the net amount of any items allocated to each Unitholder pursuant to Section 7.2 and this Section 7.3 shall, to the maximum extent practicable, be equal to the net amount that would have been allocated to each Unitholder pursuant to the provisions of Section 7.2 and this Section 7.3 if such allocation under this Section 7.3 had not occurred.

Section 7.4      Special Allocations. Notwithstanding any of the provisions set forth above in this Article 7 to the contrary, the following special allocations shall be made in the following order:

(a)            Minimum Gain Chargeback. If there is a net decrease in Company Minimum Gain during any Fiscal Year, each Unitholder shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unitholder’s share of the net decrease in Company Minimum Gain, determined in accordance with U.S. Treasury Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unitholder pursuant thereto. The items to be so allocated shall be determined in accordance with U.S. Treasury Regulations Section 1.704-2(f)(6) and Section 1.704-2(j)(2). This Section 7.4(a) is intended to comply with the minimum gain chargeback requirement in U.S. Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(b)            Unitholder Minimum Gain Chargeback. Notwithstanding any other provision of this Article 7, except Section 7.4(a), if there is a net decrease in Unitholder Minimum Gain attributable to Unitholder Nonrecourse Debt during any Fiscal Year, each Unitholder which has a share of the Unitholder Minimum Gain attributable to such Unitholder Nonrecourse Debt, determined in accordance with U.S. Treasury Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unitholder’s share of the net decrease in Unitholder Minimum Gain attributable to such Unitholder Nonrecourse Debt, determined in accordance with U.S. Treasury Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unitholder pursuant thereto. The items to be so allocated shall be determined in accordance with U.S. Treasury Regulations Section 1.704-2(i)(4) and Section 1.704-2(j)(2)(ii). This Section 7.4(b) is intended to comply with the minimum gain chargeback requirement in U.S. Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(c)            Qualified Income Offset. In the event that any Unitholder unexpectedly receives any adjustments, allocations or distributions described in U.S. Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be specifically allocated to each such Unitholder in an amount and manner sufficient to eliminate, to the extent required by the U.S. Treasury Regulations, the Adjusted Capital Account Deficit of such Unitholder as quickly as possible, provided that an allocation pursuant to this Section 7.4(c) shall be made if and only to the extent that such Unitholder would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article 7 have been tentatively made as if this Section 7.4(c) were not in this Agreement. The foregoing provision is intended to comply with U.S. Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted and applied in a manner consistent with such U.S. Treasury Regulations.

(d)            Gross Income Allocation. In the event that any Unitholder has an Adjusted Capital Account Deficit at the end of any Fiscal Year, then each such Unitholder shall be specially allocated items of Company income and gain as quickly as possible, provided that an allocation pursuant to this Section 7.4(d) shall be made only if and to the extent that such Unitholder would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article 7 have been tentatively made as if this Section 7.4(d) were not in this Agreement.

(e)            Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year shall be allocated to the Common Unitholders in proportion to their Percentage Interests or otherwise as determined by the Board of Directors.

(f)            Unitholder Nonrecourse Deductions. Any Unitholder Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated to the Unitholder who bears the economic risk of loss with respect to the Unitholder Nonrecourse Debt to which such Unitholder Nonrecourse Deductions are attributable in accordance with U.S. Treasury Regulations Section 1.704-2(i).

(g)            Adjustments Under Section 754 of the Code. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) of the Code or Section 743(b) of the Code is required, pursuant to U.S. Treasury Regulations Section 1.704-1(b) (2)(iv)(m)(2) or U.S. Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Unitholder in complete liquidation of its interest in the Company, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Unitholders in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such U.S. Treasury Regulations section.

(h)            Curative Allocations. It is the intent of the Unitholders that, to the extent possible, the allocations set forth in the foregoing provisions of this Section 7.4 will be offset with special allocations of other items of Company income, gain, loss, and deduction pursuant to this Section 7.4(h). Therefore, notwithstanding any other provision of this Article 7 (other than the foregoing provisions of this Section 7.4), the Board of Directors shall make such offsetting special allocations of Company income, gain, loss, or deduction in whatever manner the Board of Directors determines to be appropriate so that, after such offsetting allocations are made, each Unitholder’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Unitholder would have had if the allocations set forth in the foregoing provisions of this Section 7.4 were not part of this Agreement. In exercising its discretion under this Section 7.4(h), the Board of Directors shall take into account future allocations under Section 7.4(a) and Section 7.4(b) that, although not yet made, are likely to offset other allocations previously made under Section 7.4(e) and Section 7.4(f).

Section 7.5      Tax Incidents. It is intended that the Company will be treated as a partnership for tax purposes. Subject to Section 7.6 below, for U.S. federal and state income tax purposes, all items of Company taxable income, gain, loss, deduction, credit and any other allocations not otherwise provided for shall be allocated among the Unitholders in the same manner as the corresponding item of “book” income, gain, loss or expense was allocated pursuant to the preceding Sections of this Article 7.

Section 7.6      Section 704(c) Allocations. In accordance with Sections 704(b) and 704(c) of the Code and the U.S. Treasury Regulations promulgated thereunder, taxable income, gain, loss and deduction with respect to any property contributed to the capital of the Company or with respect to any property owned by the Company the Carrying Value of which has been adjusted pursuant to the definition of “Carrying Value” shall, solely for tax purposes, be allocated among the Unitholders so as to take account of any variation between the adjusted tax basis of such property to the Company for U.S. federal income tax purposes and its Carrying Value in accordance with any method permissible under U.S. Treasury Regulations Section 1.704-3. Allocations pursuant to this Section 7.6 are solely for purposes of U.S. federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Unitholder’s Capital Account or share of Net Income, Net Losses or other items or distributions pursuant to any provision of this Agreement.

Section 7.7      Allocations in Respect of Transferred Interests. In the case of Units transferred during any Fiscal Year in compliance with the provisions of Article IV, items of income, gain, loss deduction and credit, and all other items attributable to such transferred Units or such Fiscal Year shall apportioned between the transferor and the transferee in such manner determined by the Board of Directors to be consistent with applicable law.

Section 7.8      Allocations in Respect of Special Units. For the avoidance of doubt, (i) the Special Unitholder’s capital account as of the date hereof shall be zero, and (ii) pursuant to Section 3.4, the Special Unitholder is not entitled to participate in any distributions of the Company with respect to the Special Units currently or upon liquidation, dissolution and winding-up of the Company and, accordingly, no allocations pursuant to the foregoing provisions of this Article VII are expected to be made with respect to the Special Units.

Article VIII

DISTRIBUTIONS

Section 8.1      Distributions to Unitholders. Subject to provisions of applicable law and the other provisions of this Agreement (including any Preferred Unit Designation), distributions to Unitholders may be declared by the Board of Directors, in its discretion, and may be paid in cash, in property, or in Units, and such distributions, if declared, shall be made to (a) the Preferred Unitholders, if any, in accordance with any applicable Preferred Unit Designation and (b) the Common Unitholders in accordance with Section 3.3(b). Subject to the provisions of any Preferred Unit Designation, such declaration and payment by the Company shall be at the discretion of the Board of Directors.

Section 8.2      Distributions After Dissolution. In the event of the dissolution of the Company, all assets of the Company shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 17.3.

Section 8.3      Payment. Each distribution in respect of Units shall be paid by the Company, directly or through the Transfer Agent or through any other Person or agent, only to Unitholders as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Company’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

Section 8.4      Taxes Paid. The Board of Directors may treat taxes paid by the Company on behalf of, or amounts withheld with respect to, all or less than all of the Unitholders, as a distribution of cash to such affected Unitholders.

Section 8.5      Reserves. There may be created by the Board of Directors out of funds of the Company such reserve or reserves as the Board from time to time, in its discretion, considers proper to provide for contingencies, to equalize distributions, or to repair or maintain any property of the Company, or for such other purpose as the Board of Directors shall consider beneficial to the Company, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

Section 8.6      General Restriction. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to a Unitholder on account of its interest in the Company if such distribution would violate the Act or any other applicable law.

Article IX

BOARD OF DIRECTORS

Section 9.1      Number of Directors and Term of Office.

(a)            The number of Directors which shall constitute the whole of the Board of Directors shall be not less than four (4) nor more than twelve (12) Directors, the number thereof to be fixed from time to time exclusively pursuant to a resolution adopted by the Board of Directors, subject to the provisions of, and in the manner specified by, this Agreement and any Preferred Unit Designation. Subject to the foregoing provisions for changing the number of Directors, the number of Directors of the Company at the Effective Time has been fixed at eight (8). As of the Effective Time, the Board of Directors will automatically be comprised of the following eight (8) individuals: Christopher Frost, Martin Stanley, Norman H. Brown, Jr., Amanda Brock, Maria Jelescu Dreyfus, Ronald Kirk, Henry E. Lentz and Ouma Sananikone (each, an “Initial Director” and, collectively, the “Initial Board”).

(b)            With the exception of the Initial Board, and except as provided in Section 9.1(a), Section 9.4 or the terms of any Preferred Unit Designation, the term of each Director shall be the period from the effective date of such Director’s election to the next annual meeting of Unitholders and until such Director’s successor is duly elected and qualified or until such Director’s earlier death, resignation or removal. The term of the Initial Directors shall be the period from the Effective Time to the first annual meeting of Unitholders following the Effective Time and until such Initial Director’s successor is duly elected and qualified or until such Initial Director’s earlier death, resignation or removal. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director. Directors need not be residents of the State of Delaware or Unitholders.

Section 9.2      Election of Directors.

(a)            Except as provided in Section 6.14 with respect to special meetings of Unitholders, in Section 9.1 and with respect to the Director to be elected by the Special Unitholder, the Directors shall be elected at the annual meeting of Unitholders. At any meeting of Unitholders duly called and held for the election of Directors at which a quorum is present, Directors shall be elected in accordance with Section 6.10. For the avoidance of doubt, (i) the Special Unitholder may elect the Director to be elected by the Special Unitholder, voting or consenting separately as a class, in accordance with the provisions of this Agreement, at a meeting of the Special Unitholders or by written consent and (ii) subject to the terms of any Preferred Unit Designation with respect to the election of Directors, the Common Unitholders may elect all other Directors, voting separately as a class, in accordance with the provisions of this Agreement, at a meeting of Common Unitholders.

(b)            Subject to the terms of any Preferred Unit Designation with respect to the election of Directors, if any, the right to elect persons to the Board of Directors shall be allocated as follows:

(i)            At any time when the Management Services Agreement is in effect and the Manager or any Manager Affiliate holds at least 200,000 Common Units (as adjusted to reflect any subsequent splits or similar recapitalizations), (i) the Special Unitholder, voting or consenting separately as a class, shall be entitled to elect one (1) Director; and (ii) the Common Unitholders, voting separately as a class, shall be entitled to elect the remaining Directors.

(ii)            At any time when the Management Services Agreement is no longer in effect or neither the Manager nor any Manager Affiliate holds at least 200,000 Common Units (as adjusted to reflect any subsequent splits or similar recapitalizations), the Common Unitholders shall be entitled to elect all of the Directors to be elected at such election.

Section 9.3      General Powers.

(a)            The business and affairs of the Company shall be managed by or under the direction of its Board of Directors. Each Director of the Company, when acting in such capacity, is a manager within the meaning of Section 18-101(12) of the Act and as such is vested with the powers and authorities necessary for the management of the Company, subject to the terms of this Agreement and the Management Services Agreement; provided, that no Director is authorized to act individually on behalf of the Company and the Board of Directors shall only take action in accordance with the quorum and other requirements provided by this Agreement.

(b)            In addition to the powers and authorities expressly conferred upon it by this Agreement, the Board of Directors may exercise all such powers of the Company and do all such lawful acts and things as are not by applicable law, including the rules and regulations promulgated by the SEC, or by this Agreement required to be exercised or done by Unitholders. Without limiting the generality of the foregoing, it shall be the responsibility of the Board of Directors to establish broad objectives and the general course of the business, determine basic policies, appraise the adequacy of overall results, and generally represent and further the interests of Unitholders.

(c)            Except as otherwise expressly provided in this Agreement and subject to the Management Services Agreement, the authority and functions of the Board of Directors, on the one hand, and of the Officers, on the other, shall be identical to the authority and functions of the board of directors and officers, respectively, of a corporation incorporated under the DGCL. Except as otherwise expressly provided in this Agreement and subject to the provisions of the Management Services Agreement, to the fullest extent permitted by applicable law, the Company shall be subject to and governed by Subchapter IV of the DGCL as if set forth in full herein, and for such purpose the terms “director”, “board of directors”, “corporation”, “officer”, “stock”, “stockholder”, “certificate of incorporation” and “bylaws” as used in the DGCL shall be deemed to refer to a Director, the Board of Directors, the Company, an Officer, the Voting Units, the holders of Voting Units, the Charter Provisions and the Bylaw Provisions, respectively. Subject to the restrictions imposed by this Agreement, the Board of Directors may exercise all the powers of the Company.

Section 9.4      Vacancies and Newly Created Directorships.

(a)            Except as otherwise provided in this Agreement, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority vote of the Directors then in office, although less than a quorum, or by a sole remaining Director. Any Director so chosen shall hold office until the next annual meeting of Unitholders and until such Director’s successor is duly elected and qualified or until such director’s earlier death, resignation or removal.

(b)            Subject to the rights of holders of any series of Preferred Units with respect to the election of Directors, if any, at any time when the Management Services Agreement is in effect and the Manager or any Manager Affiliate (as defined in the Management Services Agreement) holds at least 200,000 Common Units (as adjusted to reflect any subsequent splits or similar recapitalizations), any vacancy in the Board of Directors of a Director elected by the Special Unitholder, voting or consenting separately as a class, pursuant to Section 9.2 shall be filled only by a vote or written consent of the Special Unitholder, voting or consenting separately as a class. Subject to the rights of holders of any series of Preferred Units with respect to the election of Directors, if any, at any time when the Management Services Agreement is not in effect or the Manager or any Manager Affiliate (as defined in the Management Services Agreement) no longer holds at least 200,000 Common Units (as adjusted to reflect any subsequent splits or similar recapitalizations), such vacancy shall be filled by a majority vote of the Directors then in office, although less than a quorum, or by a sole remaining Director, or if there are none, by a vote of the Common Unitholders. Any vacancy in the Board of Directors of a Director elected by the Common Unitholders pursuant to Section 9.2, shall be filled only by a majority vote of the Directors then in office, although less than a quorum, or by a sole remaining Director, or if there are none, by a vote of the Common Unitholders.

(c)            If at any time, by reason of death or resignation or other cause, the Company should have no Directors in office, then any Officer or any Common Unitholder or an executor, administrator, trustee or guardian of a Common Unitholder, or other fiduciary entrusted with like responsibility for the person or estate of a Common Unitholder, may call a special meeting of Unitholders in accordance with the provisions of this Agreement, or may, to the fullest extent permitted by applicable law, apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the DGCL.

(d)            If, at the time of filling any vacancy or any newly created directorship, the Directors then in office constitute less than a majority of the Entire Board of Directors (as constituted immediately prior to any such increase), to the fullest extent permitted by applicable law, the Court of Chancery may, upon application of any Common Unitholder or Common Unitholders holding at least ten percent (10%) of the voting power of the Outstanding Voting Units at the time having the right to vote for such Directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the Directors chosen by the Directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the DGCL.

Section 9.5      Resignations. Any Director, whether elected or appointed, may resign at any time upon notice of such resignation to the Company. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined up the happening of an event or events. An Independent Director who ceases to be independent shall promptly resign to the extent required for the Company or the Manager to comply with applicable laws, rules and regulations.

Section 9.6      Removal.

(a)            Subject to the rights of holders of any series of Preferred Units with respect to the election of Directors set forth in any Preferred Unit Designation, if any, any Director may be removed from office as follows:

(i)            Removal for Cause. Any Director may be removed from office for cause by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the Outstanding Common Units, Special Units and Preferred Units of any series of Preferred Units then entitled to vote at an election of directors, voting together as a single class.

(ii)            Special Units Director Removal Without Cause. Any Director elected by the vote or written consent of the Special Unitholder, voting or consenting separately as a class, may be removed from office at any time, without cause, solely by the affirmative vote or written consent of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the Outstanding Special Units, voting or consenting separately as a class.

(iii)            Director Removal Without Cause. Any Director elected by the vote of the Common Unitholders, voting separately as a class, may be removed from office at any time, without cause, solely by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the Outstanding Common Units, voting separately as a class.

(b)            If any Directors are so removed, new Directors may be elected by the Unitholders at the same meeting in accordance with Section 9.2.

Section 9.7      Regular Meetings. The Board of Directors may, by resolution, provide the time and place (if any) for the holding of regular meetings without any other notice than such resolution. Unless otherwise determined by the Board of Directors, the Secretary shall act as secretary at all regular meetings of the Board of Directors, and in the Secretary’s absence a temporary secretary shall be appointed by the chairman of the meeting.

Section 9.8      Special Meetings. Special meetings of the Board of Directors shall be called at the request of the Chief Executive Officer, the Chairman of the Board or a majority of the Entire Board of Directors. The Person or Persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings. Unless otherwise determined by the Board of Directors, the Secretary shall act as Secretary at all special meetings of the Board of Directors, and in the Secretary’s absence a temporary Secretary shall be appointed by the chairman of the meeting.

Section 9.9      Notice for Special Meetings. Notice of any special meeting of the Board of Directors shall be mailed by first class mail, postage paid, to each Director at his or her business or residence not later than three (3) days before the day on which such meeting is to be held or shall be sent to either of such places by telegraph, express courier service (including Federal Express) or facsimile (directed to the facsimile number to which the Director has consented to receive notice) or other Electronic Transmission (including, but not limited to, an e-mail address at which the Director has consented to receive notice), or be communicated to each Director personally or by telephone not later than one (1) day before such day of meeting; provided, however, that if the business to be transacted at such special meeting includes a proposed amendment to this Agreement, notice shall be communicated to each Director personally or by telephone or e-mail not later than three (3) days before such day of meeting. Except in the case where the business to be transacted at such special meeting includes a proposed amendment to this Agreement, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting. A meeting may be held at any time without notice if all the Directors are present or if those not present waive notice of the meeting in accordance with Section 9.10 hereof, either before or after such meeting.

Section 9.10      Waiver of Notice. Whenever any notice is required to be given to any Director of the Company under the Act or this Agreement, a waiver thereof in writing, signed by the Person or Persons entitled to such notice, or a waiver thereof by Electronic Transmission by the Person or Persons entitled to notice, whether before or after the time stated in such notice, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors or committee thereof need be specified in any written waiver of notice or any waiver by Electronic Transmission of notice of such meeting.

Section 9.11      Quorum. At all meetings of the Board of Directors, at least fifty percent (50%) of the then total number of Directors in office (such total number of Directors, the “Entire Board of Directors”) shall constitute a quorum for the transaction of business. At all meetings of any committee or subcommittee of the Board of Directors, the presence of a majority of the total number of members of such committee or subcommittee (assuming no vacancies) shall constitute a quorum. The act of a majority of the Directors or committee or subcommittee members present at any meeting at which there is a quorum shall be the act of the Board of Directors or such committee or subcommittee, as the case may be. If a quorum shall not be present at any meeting of the Board of Directors or any committee or subcommittee, a majority of the Directors or committee or subcommittee members, as the case may be, present thereat may adjourn the meeting from time to time without further notice other than announcement at the meeting. The members of the Board of Directors present at a duly organized meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough members of the Board of Directors to leave less than a quorum.

Section 9.12      Board Action Without Meeting. Any action required or permitted to be taken at any meeting by the Board of Directors or any committee or subcommittee thereof, as the case may be, may be taken without a meeting if the Entire Board of Directors or all members of such committee or subcommittee, as the case may be, consent thereto in writing or by Electronic Transmission, and the writing or writings or Electronic Transmission or Electronic Transmissions are filed with the minutes of proceedings of the Board of Directors or such committee or subcommittee; provided, however, that such Electronic Transmission or Electronic Transmissions must either set forth or be submitted with information from which it can be determined that the Electronic Transmission or Electronic Transmissions were authorized by the Director. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 9.13      Conference Telephone Meetings. Members of the Board of Directors, or any committee or subcommittee thereof, may participate in a meeting of the Board of Directors or such committee or subcommittee by means of conference telephone or other communications equipment by means of which all Persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 9.14      Compensation. The Directors may be paid their expenses, if any, incurred with respect to their attendance at each meeting of the Board of Directors and may be paid compensation as Director or chairman of any committee or subcommittee, as the case may be, as determined by the Compensation Committee. Members of special or standing committees may be allowed like compensation and payment of expenses for attending committee meetings. For so long as the Special Unitholder, voting or consenting separately as a class, is entitled to elect a Director of the Board of Directors pursuant to the provisions of this Agreement, the Chairman of the Board shall not receive any compensation from the Company for his or her service as Chairman of the Board, but shall be entitled to the payment of all out-of-pocket expenses incurred in attending regular or special meetings of the Board of Directors.

Section 9.15      Committees.

(a)            The Company shall have four (4) standing committees: the Executive Committee, the Nominating and Governance Committee, the Audit Committee and the Compensation Committee. Each of the Executive Committee, the Nominating and Governance Committee, the Audit Committee and the Compensation Committee shall adopt by resolution a charter to establish the rules and responsibilities of such committee in accordance with applicable law, including the rules and regulations promulgated by the SEC and the Applicable Listing Rules.

(b)            In addition, the Board of Directors may designate one or more additional committees or subcommittees, with each such committee or subcommittee consisting of such number of Directors of the Company and having such powers and authority as shall be determined by resolution of the Board of Directors.

(c)            All acts done by any committee or subcommittee within the scope of its powers and authority pursuant to this Agreement and the resolutions adopted by the Board of Directors in accordance with the terms hereof shall be deemed to be, and may be certified as being, done or conferred under authority of the Board of Directors. The Secretary is empowered to certify that any resolution duly adopted by any such committee or subcommittee is binding upon the Company and to execute and deliver such certifications from time to time as may be necessary or proper to the conduct of the business of the Company.

(d)            Regular meetings of committees shall be held at such times as may be determined by resolution of the Board of Directors or the committee or subcommittee in question and no notice shall be required for any regular meeting other than such resolution. A special meeting of any committee or subcommittee shall be called by resolution of the Board of Directors or by the Secretary upon the request of the Chief Executive Officer, the Chairman of the Board or a majority of the members of any committee. Notice of special meetings shall be given to each member of the committee in the same manner as that provided for in Section 9.9.

(e)            Each member of any committee of the Board of Directors shall hold office until such member’s successor is elected and has qualified, unless such member sooner dies, resigns or is removed.

(f)            The Board of Directors may designate one or more Directors as alternate members of any committee to fill any vacancy on a committee and to fill a vacant chairmanship of a committee, occurring as a result of a member or chairman leaving the committee, whether through death, resignation, removal or otherwise.

(g)            The Secretary of the Company shall act as secretary of any committee or subcommittee, unless otherwise provided by the Board of Directors or the committee or subcommittee, as applicable.

Section 9.16      Appointment of Chairman of the Board. For so long as the Special Unitholder, voting or consenting separately as a class, is entitled to elect a Director of the Board of Directors pursuant to the provisions of this Agreement, such Director shall serve as Chairman of the Board. In all other cases, the Board of Directors shall appoint a Chairman of the Board from among its members.

Section 9.17      Chairman of the Board. The Chairman of the Board shall be a member of the Board of Directors. The Chairman of the Board is not required to be an employee of the Company. The Chairman of the Board, if present, shall preside at all meetings of the Board of Directors. If the Chairman of the Board is unavailable for any reason, the duties of the Chairman of the Board shall be performed, and the Chairman of the Board’s authority may be exercised, by a Director designated for this purpose by the remaining members of the Board of Directors. The Chairman of the Board shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or this Agreement, all in accordance with basic policies as may be established by the Company, and subject to the approval and oversight of the Board of Directors.

Section 9.18      Partnership Tax Status.

(a)            In the event that the Board of Directors determines the Company should seek relief pursuant to Section 7704(e) of the Code to preserve the status of the Company as a partnership for U.S. federal (and applicable state) income tax purposes, the Company and each Unitholder shall agree to adjustments required by the tax authorities, and the Company shall pay such amounts as required by the tax authorities, to preserve the status of the Company as a partnership.

(b)            In exercising its authority under this Agreement, the Board of Directors may, but shall be under no obligation to, take into account the tax consequences to any Unitholder of any action taken (or not taken) by it. To the fullest extent permitted by applicable law, the Board of Directors and the Company shall not have any liability to a Unitholder for monetary damages or otherwise for losses sustained, liabilities incurred or benefits not derived by such Unitholder in connection with such decisions except to the extent set forth in Article 11.

Article X

OFFICERS

Section 10.1      General.

(a)            The Officers shall be elected by the Board of Directors, subject to Section 10.1(b) and Article XI. The Officers shall consist of a Chief Executive Officer, a Chief Financial Officer and a Secretary and, subject to clause (b) of this Section 10.1, such other Officers as in the judgment of the Board of Directors may be necessary or desirable, including a General Counsel. All Officers elected by the Board of Directors shall have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article X. Such Officers shall also have powers and duties as from time to time may be conferred by the Board of Directors or any committee thereof. Any number of offices may be held by the same Person, unless otherwise prohibited by applicable law or this Agreement. The Officers need not be Unitholders or Directors of the Company.

(b)            For so long as the Management Services Agreement is in effect, the Manager shall, subject at all times to the supervision of the Board of Directors, provide and be responsible for the day-to-day management of the Company, including the secondment of personnel nominated to serve as the Chief Executive Officer and the Chief Financial Officer. In accordance with the terms of the Management Services Agreement, only the Manager will have the right to nominate Officers, including the Secretary and the General Counsel, if any. The Board of Directors shall elect nominated personnel as Officers in accordance with this Article X. In the event that the appointment of the Manager is terminated pursuant to the terms of the Management Services Agreement and no replacement manager is retained, the Nominating and Governance Committee shall nominate and the Board of Directors shall elect the Officers.

Section 10.2      Election and Term of Office. Subject to Section 10.1(b), the elected Officers shall be elected annually by the Board of Directors at a meeting of the Board of Directors held as soon as is convenient after each annual meeting of Unitholders. Each Officers shall hold office until his or her successor shall have been duly elected and qualified or until his or her death or resignation or removal.

Section 10.3      Vacancies. Subject to Section 10.1(b), a newly created office and a vacancy in any office because of death, resignation or removal may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors. Nothing in this Agreement shall be construed as creating any kind of contractual right to employment with the Company.

Section 10.4      Resignations and Removals.

(a)            Any Officer may resign at any time upon notice of such resignation to the Company.

(b)            Subject to Section 11.5, any Officer may be removed, either with or without cause, by an affirmative vote of the majority of the Entire Board of Directors at any regular or special meeting of the Board of Directors or, except in the case of an Officer chosen by the Board of Directors, by any Officer upon whom such power of removal may be conferred by the Board of Directors.

Section 10.5      Chief Executive Officer. The Chief Executive Officer of the Company shall, subject to the oversight of the Board of Directors, supervise, coordinate and manage the Company’s business and operations, and supervise, coordinate and manage its activities, operating expenses and capital allocation, shall have general authority to exercise all the powers necessary for the Chief Executive Officer of the Company and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or this Agreement, all in accordance with basic policies as may be established by the Board of Directors.

Section 10.6      Chief Financial Officer. The Chief Financial Officer shall have responsibility for the financial affairs of the Company, including the preparation of financial reports, managing financial risk and overseeing accounting and internal control over financial reporting, subject to the responsibilities of the Audit Committee. In the absence of a General Counsel, the Chief Financial Officer shall be responsible for the performance of the duties of Secretary. The Chief Financial Officer shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or this Agreement, all in accordance with basic policies as may be established by the Board of Directors and subject to the oversight of the Board of Directors and the Chief Executive Officer.

Section 10.7      General Counsel. The General Counsel, if any, shall have responsibility for the legal affairs of the Company and for the performance of the duties of the Secretary. The General Counsel shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or this Agreement, all in accordance with basic policies as may be established by the Board of Directors and subject to the oversight of the Board of Directors and the Chairman of the Board and Chief Executive Officer.

Section 10.8      Secretary. The Secretary shall act as secretary of all meetings of Unitholders and the Board of Directors and any meeting of any committee of the Board of Directors. The Secretary shall: (a) prepare and keep or cause to be kept in books provided for the purpose minutes of all meetings of Unitholders and the Board of Directors and any meeting of any committee of the Board of Directors; (b) see that all notices are duly given in accordance with the provisions of this Agreement and applicable law; and (c) perform all duties incident to the office of Secretary and as required by applicable law and such other duties as may be assigned to him or her from time to time by the Board of Directors.

Article XI

MANAGEMENT

Section 11.1      Duties of the Manager. For so long as the Management Services Agreement is in effect and subject at all times to the oversight of the Board of Directors, the Manager will provide its services to the Company in accordance with the terms of the Management Services Agreement.

Section 11.2      Secondment of the Chief Executive Officer and Chief Financial Officer. Pursuant to the terms of the Management Services Agreement, the Manager will arrange for the secondment to the Company, on a wholly dedicated basis, individuals acceptable to the Board of Directors to serve as the Chief Executive Officer and Chief Financial Officer.

Section 11.3      Secondment of Additional Officers. Pursuant to the terms of the Management Services Agreement, the Manager and the Company may agree from time to time that the Manager will second to the Company one or more additional individuals to serve as Officers, upon such terms as the Manager and the Company may mutually agree. Any such individuals will have such titles and fulfill such functions as the Manager and the Company may mutually agree.

Section 11.4      Election of the Secondees as Officers of the Company. The Board of Directors will elect the seconded Chief Executive Officer and Chief Financial Officer, and any additional individuals seconded to the Company by the Manager to serve as officers of the Company, as Officers in accordance with Article X hereof.

Section 11.5      Removal of Seconded Officers. For so long as the Management Services Agreement is in effect, the Officers seconded by the Manager may only be removed pursuant to the terms of the Management Services Agreement.

Section 11.6      Replacement Manager. In the event that the Management Services Agreement is terminated and the Board of Directors determines that a replacement manager should be retained to provide services to the Company pursuant to a management or other services agreement, the affirmative vote of a majority of the voting power of the Voting Units entitled to vote, present in person or represented by proxy, at the meeting of Unitholders shall be required to retain such replacement manager.

Article XII

INDEMNIFICATION AND EXCULPATION

Section 12.1      Indemnification of Directors and Officers in Third Party Proceedings. Subject to the other provisions of this Article XII, the Company shall indemnify to the fullest extent permitted by the DGCL, any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) (other than an action by or in the right of the Company) by reason of the fact that such Person is or was a Director or Officer of the Company, or is or was a Director or Officer of the Company serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Person in connection with such Proceeding if such Person acted in good faith and in a manner such Person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or Proceeding, had no reasonable cause to believe such Person’s conduct was unlawful. The termination of any Proceeding by Order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Person did not act in good faith and in a manner which such Person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or Proceeding, had reasonable cause to believe that such Person’s conduct was unlawful.

Section 12.2      Indemnification of Directors and Officers in Actions by or in the Right of the Company. Subject to the other provisions of this Article XII, the Company shall indemnify and hold harmless, to the fullest extent permitted by the DGCL, any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such Person is or was a Director or Officer, or is or was a Director or Officer serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such Person in connection with the defense or settlement of such action or suit if such Person acted in good faith and in a manner such Person reasonably believed to be in or not opposed to the best interests of the Company; provided, that no indemnification shall be made in respect of any claim, issue or matter as to which such Person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 12.3      Successful Defense. To the extent that a present or former Director or Officer has been successful on the merits or otherwise in defense of any action, suit or proceeding described in Section 12.1 or Section 12.2, or in defense of any claim, issue or matter therein, such Person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such Person in connection therewith.

Section 12.4      Indemnification of Others. Subject to the other provisions of this Article XII, the Company shall have power to indemnify and advance expenses to its employees and agents to the extent not prohibited by the Act or other applicable law. The Board of Directors shall have the power to delegate to such Person or Persons as the Board of Directors shall in its discretion determine the determination of whether employees or agents shall be indemnified.

Section 12.5      Advance Payment of Expenses. Expenses (including attorneys’ fees) actually and reasonably incurred by an Officer or Director in defending any Proceeding shall be paid by the Company in advance of the final disposition of such Proceeding upon receipt of a written request therefor (together with documentation reasonably evidencing such expenses) and an undertaking by or on behalf of the Person to repay such amounts if it shall ultimately be determined that the Person is not entitled to be indemnified under this Article XII or the DGCL. Such expenses (including attorneys’ fees) incurred by former Directors and Officers or other employees and agents of the Company or by Persons serving at the request of the Company as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the Company deems appropriate. The right to advancement of expenses shall not apply to any claim for which indemnity is excluded pursuant to this Agreement, but shall apply to any Proceeding referenced in Section 12.6(b) or Section 12.6(c) prior to a determination that the Person is not entitled to be indemnified by the Company.

Section 12.6      Limitations on Indemnification. Subject to the requirements in Section 12.3 and the DGCL, the Company shall not be obligated to indemnify any Person pursuant to this Article XII in connection with any Proceeding (or any part of any Proceeding):

(a)            for which payment has actually been made to or on behalf of such Person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(b)            for an accounting or disgorgement of profits pursuant to Section 16(b) of the Exchange Act, or similar provisions of federal, state or local statutory law or common law, if such Person is held liable therefor (including pursuant to any settlement arrangements);

(c)            for any reimbursement of the Company by such Person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such Person from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act, or the payment to the Company of profits arising from the purchase and sale by such Person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such Person is held liable therefor (including pursuant to any settlement arrangements);

(d)            initiated by such Person, including any Proceeding (or any part of any Proceeding) initiated by such Person against the Company or its Directors, Officers, employees, agents or other indemnitees, unless (i) the Board of Directors authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law, (iii) otherwise required to be made under Section 12.7 or (iv) otherwise required by applicable law; or

(e)            if prohibited by applicable law; provided, however, that if any provision or provisions of this Article XII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article XII (including each portion of any paragraph or clause containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article XII (including each such portion of any paragraph or clause containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 12.7      Determination; Claim.

(a)            Any indemnification of a present or former Director or Officer under this Article XII shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the present or former Director or Officer is proper in the circumstances because the Person has met the applicable standard of conduct set forth in Section 12.1 or Section 12.2, as the case may be. Such determination shall be made, with respect to a Person who is a Director or Officer at the time of such determination, (i) by a majority vote of the Disinterested Directors, (ii) by a committee of Disinterested Directors designated by a majority vote of Disinterested Directors, even though less than a quorum, (iii) if there are no Disinterested Directors, or if a majority, even though less than a quorum, of Disinterested Directors so direct, by independent legal counsel in a written opinion, or (iv) by the holders of Common Units.

(b)            If a claim for indemnification or advancement of expenses under this Article XII is not paid in full within ninety (90) days after receipt by the Company of the written request therefor, the claimant shall be entitled to an adjudication by a court of competent jurisdiction of his or her entitlement to such indemnification or advancement of expenses. The Company shall indemnify such Person against any and all expenses that are incurred by such Person in connection with any action for indemnification or advancement of expenses from the Company under this Article XII, to the extent such Person is successful in such action, and to the extent not prohibited by applicable law. In any such suit, the Company shall, to the fullest extent not prohibited by applicable law, have the burden of proving that the claimant is not entitled to the requested indemnification or advancement of expenses.

(c)            To the fullest extent permitted under Delaware law, each Person who may be entitled to advancement of expenses or indemnification hereunder, or other Person to whom advancement of expenses or indemnification has been made hereunder, agrees that all actions for the advancement of expenses or indemnification brought under this Article XII or otherwise shall be a matter to which Section 18-111 of the Act shall apply and which shall be brought exclusively in the Court of Chancery. Each of the parties hereto agrees that the Court of Chancery may summarily determine the Company’s obligations to advance expenses (including attorneys’ fees) under this Article XII.

Section 12.8      Non-exclusivity of Rights. The indemnification and the advancement of expenses incurred in defending a Proceeding prior to its final disposition provided by or granted pursuant to this Agreement shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, other provision of this Agreement, vote of Unitholders or Disinterested Directors (as defined below) or otherwise, both as to action in such Person’s official capacity and as to action in another capacity while holding such office. The Company is specifically authorized to enter into individual contracts with any or all of its Directors, Officers, employees or agents respecting indemnification and advancement of expenses, to the extent not prohibited by the DGCL or other applicable law.

Section 12.9      Insurance. The Company may purchase and maintain insurance on behalf of any Person who is or was a Director, Officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person’s status as such, whether or not the Company would have the power to indemnify such Person against such liability under the provisions of the DGCL or any other applicable laws as presently or hereafter in effect.

Section 12.10      Survival. The rights to indemnification and advancement of expenses conferred by this Article XII shall continue as to a Person who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a Person.

Section 12.11      Effect of Repeal or Modification. A right to indemnification or to advancement of expenses arising under a provision of this Agreement shall not be eliminated or impaired by an amendment to this Agreement after the occurrence of the act or omission that is the subject of the Proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

Section 12.12      Certain Definitions. For purposes of this Article XII, “Disinterested Director” means a Director of the Company who is not and was not a party to the Proceeding or matter in respect of which indemnification is sought by the claimant. For purposes of this Article XII, (i) references to the “Company” shall include any constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any Person who is or was a director, officer, employee or agent of such constituent entity, or is or was serving at the request of such constituent entity as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article XII with respect to the resulting or surviving corporation as such Person would have with respect to such constituent entity if its separate existence had continued; (ii) references to “other enterprises” shall include employee benefit plans; (iii) references to “fines” shall include any excise taxes assessed on a Person with respect to an employee benefit plan; and (iv) references to “serving at the request of the Company” shall include any service as a Director, Officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a Person who acted in good faith and in a manner such Person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Article XII.

Section 12.13      Notices. Any notice, request or other communications required or permitted to be given to the Company under this Article XII shall be in writing and either delivered in person or sent by overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the General Counsel or the Secretary of the Company and shall be effective only upon receipt by the General Counsel or the Secretary, as the case may be.

Section 12.14      Reliance. Each Director of the Company shall, in the performance of such Director’s duties, be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by the Manager, or employees of the Manager, or any of the Officers, or the Board of Directors or committees of the Board of Directors, or by any other Person as to matters the Director reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.

Section 12.15      Miscellaneous.

(a)            The indemnification and advancement provided in this Article XII is intended to comply with the requirements of, and provide indemnification and advancement rights substantially similar to those that may be available to directors, officers, employees and agents of corporations incorporated under the DGCL, as it relates to the indemnification of and advancement to officers, directors, employees and agents of a Delaware corporation and, as such, the parties intend that they should be interpreted consistently with the provisions of, and jurisprudence regarding, indemnification and advancement under the DGCL.

(b)            In the event of any amendment to Section 145 of the DGCL or the amendment or addition of any other provision of the DGCL relating to indemnification and advancement by Delaware corporations of Persons of the type referenced in this Article XII, the Board of Directors, without the approval of any Unitholder or any other Person, may amend this Agreement to reflect such amendment or addition in the indemnification and advancement provisions of this Agreement.

Section 12.16      Exculpation.

(a)            To the fullest extent permitted by the DGCL, a Director shall not be personally liable to the Company or its Unitholders for monetary damages for breach of fiduciary duty as a Director, except that a Director will be liable to the same extent as if such Director were a director of a Delaware corporation pursuant to the DGCL for liabilities (i) for breach of such Director’s duty of loyalty to the Company or the Unitholders, (ii) for acts or omissions not in good faith or a knowing violation of applicable law, or (iii) for any transaction for which such Director derived an improper benefit.

(b)            For purposes of this Section 12.16, Section 102(b)(7) of the DGCL shall be deemed to apply to the Company.

(c)            If the DGCL or applicable statutory or decisional law is amended or applicable decisional law changes after the date of this Agreement to authorize Delaware corporations to further eliminate or limit the personal liability of directors of a Delaware corporation beyond that permitted as of the Effective Time, the liability of a Director to the Unitholders and the Company shall be further limited to the fullest extent permitted under the DGCL and applicable statutory and decisional law as so amended or changed, without the approval of any Unitholder or any other Person and without the need for any amendment to this Agreement.

(d)            Neither any amendment nor repeal of this Section 12.16, nor the adoption of any provision of this Agreement inconsistent with this Section 12.16, shall eliminate or reduce the effect of this Section 12.16 in respect of any matter occurring, or any cause of action, suit or proceeding accruing or arising or that, but for this Section 12.16, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

Article XIII

CERTAIN BUSINESS COMBINATIONS OR TRANSACTIONS

Section 13.1      Definitions. For the purposes of this Article XIII, the following terms have the following meanings:

(a)           “Affiliate” means, with respect to any Person, (i) any Person that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, (ii) any officer, director, general partner, manager or trustee of such Person or (iii) any Person who is an officer, director, general partner, manager or trustee of any Person described in clause (i) or (ii) of this sentence. For purposes of this definition, the terms “controlling,” “controlled by” or “under common control with” mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, or the power to elect at least fifty percent (50%) of the directors, managers, general partners, trustees or Persons exercising similar authority with respect to such Person.

(b)            “Beneficial Owner” has the meaning ascribed to such term in Rule 13d-3 of the rules promulgated under the Exchange Act.

(c)            “Business Combination” means:

(i)            any merger or consolidation of the Company or any Subsidiary thereof with (A) an Interested Unitholder, or (B) any other Person (whether or not itself an Interested Unitholder) that is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Unitholder;

(ii)            any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with, or proposed by or on behalf of, an Interested Unitholder or an Affiliate or Associate of an Interested Unitholder of any assets of the Company or any Subsidiary thereof having an aggregate Fair Market Value of not less than ten percent (10%) of the Net Investment Value of the Company;

(iii)            the issuance or transfer by the Company or any Subsidiary thereof (in one transaction or a series of transactions) of any securities of the Company or any Subsidiary thereof to, or proposed by or on behalf of, an Interested Unitholder or an Affiliate or Associate of an Interested Unitholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of not less than ten percent (10%) of the Net Investment Value of the Company;

(iv)            any spin-off or split-up of any kind of the Company or any Subsidiary thereof, proposed by or on behalf of an Interested Unitholder or an Affiliate or Associate of an Interested Unitholder;

(v)            any reclassification of the Units (including any reverse split of Units) or recapitalization of the Company, or any merger or consolidation of the Company with any Subsidiary thereof, or any other transaction (whether or not with or into or otherwise involving an Interested Unitholder), that has the effect, directly or indirectly, of increasing the percentage of the Outstanding Units of (A) any class of equity securities of the Company or any Subsidiary thereof or (B) any class of securities of the Company or any Subsidiary thereof convertible into or exchangeable for Units or equity securities of any Subsidiary of the Company, that are directly or indirectly owned by an Interested Unitholder and its Affiliates and Associates; or

(vi)            any agreement, contract or other arrangement providing for any one or more of the actions specified in clauses (i) through (v) above.

(d)            “Continuing Director” means (i) any Director of the Company who (A) is neither the Interested Unitholder involved in the Business Combination as to which a determination of Continuing Directors is provided hereunder, nor an Affiliate, Associate, employee, agent or nominee of such Interested Unitholder, or a relative of any of the foregoing, and (B) was a member of the Board of Directors prior to the time that such Interested Unitholder became an Interested Unitholder, or (ii) any successor of a Continuing Director described in clause (i) above who is recommended or elected to succeed a Continuing Director by the affirmative vote of a majority of Continuing Directors then on the Board of Directors.

(e)            “Fair Market Value” means:

(i)            in the case of equity securities, the average of the closing sale prices during the 10-day period immediately preceding the date in question of such equity securities:

(A)            on the NYSE (regular way);

(B)            if such equity securities are not listed for trading on the NYSE, as reported in the composite transactions for the principal National Securities Exchange on which such equity securities are so listed;

(C)            if such equity securities are not so listed on a principal National Securities Exchange, the price as reported by the Nasdaq National Market;

(D)            if such equity securities are not so reported, the last quoted bid price for such equity securities, in the over-the-counter market as reported by the National Quotation Bureau or a similar organization; or

(E)            if such equity securities are not so quoted, the fair market value of such equity securities, as determined by a majority of the Continuing Directors in good faith; and

(ii)            in the case of Property other than cash or equity securities, the fair market value of such Property on the date in question as determined by a majority of the Continuing Directors in good faith.

(f)            “Fiscal Quarter” means any three (3)-month period commencing on each of January 1, April 1, July 1 and October 1 and ending on the last date before the next such date.

(g)           “Future Investment” means a contractual commitment to invest represented by a definitive agreement.

(h)           “Interested Unitholder” means any Person (other than the Manager, the Company or any Subsidiary of the Company, any employee benefit plan maintained by the Company or any Subsidiary thereof or any trustee or fiduciary with respect to any such plan when acting in such capacity) that:

(i)             is, or was at any time within the three-year period immediately prior to the date in question, the Beneficial Owner of fifteen percent (15%) or more of the then Outstanding Units and who did not become the Beneficial Owner of such amount of Units pursuant to a transaction that was approved by the affirmative vote of a majority of the Entire Board of Directors; or

(ii)           is an assignee of, or has otherwise succeeded to, any Units of which an Interested Unitholder was the Beneficial Owner at any time within the three (3)-year period immediately prior to the date in question, if such assignment or succession shall have occurred in the course of a transaction, or series of transactions, not involving a public offering within the meaning of the Securities Act.

For the purpose of determining whether a Person is an Interested Unitholder, the Units that may be issuable or exchangeable by the Company to the Interested Unitholder pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, warrants or options, or otherwise, shall be included, but not any other Units that may be issuable or exchangeable by the Company pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, warrants or options, or otherwise, to any Person who is not the Interested Unitholder.

(i)            “Managed Subsidiary” means MIC Corp. and any other directly owned Subsidiary of the Company as from time to time may exist and that has executed a counterpart to the Management Services Agreement in accordance with its terms.

(j)            “Market Value of the Units” means the product of (i) the average number of Outstanding Units during the last fifteen (15) Trading Days in the most recent full Fiscal Quarter multiplied by (ii) the volume weighted average trading price per Unit traded on the NYSE over those fifteen (15) Trading Days.

(k)            “Net Investment Value” means:

(i)            the Market Value of the Units, as applicable; plus

(ii)            the amount of any borrowings (other than intercompany borrowings) of the Company and its Managed Subsidiaries (but not including borrowings on behalf of any Subsidiary of the Managed Subsidiaries); plus

(iii)            the value of Future Investments of the Company and/or any of its Subsidiaries other than cash or cash equivalents, as calculated by the Manager and approved by a majority of the Continuing Directors; provided that such Future Investment has not been outstanding for more than two (2) consecutive full Fiscal Quarters; less

(iv)            the aggregate amount held by the Company and its Managed Subsidiaries in cash or cash equivalents (but not including cash or cash equivalents held specifically for the benefit of any Subsidiary of a Managed Subsidiary).

(l)            “Property” means all real and personal property acquired by the Company, including cash, and any improvements thereto, and shall include both tangible and intangible property.

Section 13.2      Merger or Consolidation(a)      .

(a)            Except as otherwise provided in this Agreement, the Company shall not merge or consolidate with or into any limited liability company, corporation (whether stock or nonstock), joint-stock association (as defined in Section 254(a) of the DGCL), statutory trust, business trust or association, real estate investment trust, common-law trust or any other incorporated or unincorporated business or entity, including a partnership (whether general (including a limited liability partnership) or limited (including a limited liability limited partnership)), unless, in each case, the Board of Directors shall adopt a resolution approving the agreement providing for such action and declaring its advisability. The agreement shall be submitted to the Unitholders holding Voting Units at an annual or special meeting for the purpose of acting on the agreement. Due notice of the time, place and purpose of the meeting shall be mailed to each Unitholder, whether holding Voting Units or non-Voting Units, at such Unitholder’s address as it appears on the records of the Company, at least twenty (20) days prior to the date of the meeting. The notice shall contain a copy of the agreement or a brief summary thereof. At the meeting, the agreement shall be considered and a vote taken for its adoption or rejection. Subject to Section 13.6, if a Unit Majority shall vote for the adoption of the agreement, then the agreement shall be so adopted by the Company.

(b)            Notwithstanding anything contained in Section 13.2(a), unless otherwise required by this Agreement, (i) no vote of Unitholders or resolution of the Board of Directors shall be required to authorize a merger or consolidation if such a vote or resolution would not be required to approve such a merger under the DGCL (including without limitation, to approve a merger effected pursuant to Section 251(f), Section 251(g), Section 253 or Section 267 of the DGCL) and (ii) the Company shall not be permitted to effect a merger or consolidation if such a merger or consolidation would be prohibited under the DGCL. For purposes of determining whether a vote of Unitholders is required to authorize a merger or consolidation under this Section 13.2 and whether the Company is prohibited from effecting a merger or consolidation under this Section 13.2, the terms “director”, “board of directors”, “common stock”, “corporation”, “stock”, “stockholder”, “certificate of incorporation” and “bylaws” as used in the DGCL shall be deemed to refer to a Director, the Board of Directors, Common Units, the Company, the Voting Units, the holders of Voting Units, the Charter Provisions and the Bylaw Provisions, respectively.

Section 13.3      Conversion. Except as otherwise provided in this Agreement, the Company shall not convert to a corporation, statutory trust, business trust or association, real estate investment trust, common-law trust or any other incorporated or unincorporated business or entity, including a partnership (whether general (including a limited liability partnership) or limited (including a limited liability limited partnership)) or a foreign limited liability company unless the Board of Directors shall have adopted a resolution approving such conversion, specifying the type of entity to which the Company shall be converted and recommending the approval of such conversion by the Unitholders. The resolution shall then be submitted to the Unitholders holding Voting Units at an annual or special meeting. Due notice of the time, place and purpose of the meeting shall be mailed to each Unitholder, whether holding Voting Units or non-Voting Units, at such Unitholder’s address as it appears on the records of the Company, at least twenty (20) days prior to the date of the meeting. At the meeting, the resolution shall be considered and a vote taken for its adoption or rejection. Subject to Section 13.10, if a Unit Majority shall vote for the adoption of the resolution, then the resolution shall be so adopted by the Company.

Section 13.4      Sale, Lease or Exchange of Assets.

(a)            Except as otherwise provided in this Agreement, the Company shall not sell, lease or exchange All or Substantially All of its assets (except in connection with (i) the winding up of the Company in accordance with Article 16, (ii) a sale, lease or exchange of All or Substantially All of its assets to a subsidiary (as defined in Section 13.4(b) below) of the Company or (iii) the transactions contemplated by the AA Stock Purchase Agreement and/or the MH Merger Agreement), unless authorized by a resolution adopted by the affirmative vote of at least a majority of the Entire Board of Directors and by a Unit Majority at a meeting duly called upon a least twenty (20) days’ notice. For the avoidance of doubt and notwithstanding anything to the contrary in this Agreement, the execution, delivery and performance by the Company of the AA Stock Purchase Agreement and/or the MH Merger Agreement, and the consummation of the transactions contemplated thereby, are approved, authorized, and adopted, and no further consent of the Board of Directors or any Unitholder or any other Person shall be required in connection therewith. The notice of the meeting shall state that such a resolution will be considered. Subject to Section 13.6, if a Unit Majority shall vote for the adoption of the resolution, then the resolution shall be so adopted.

(b)            For purposes of this Section 13.4 only, (i) “All or Substantially All” of the Company’s assets include assets of any subsidiary of the Company and (ii) “subsidiary” means any entity wholly-owned and controlled, directly or indirectly, by the Company and includes corporations, partnerships, limited partnerships, limited liability partnerships, limited liability companies, and/or statutory trusts.

Section 13.5      Transactions with the Manager. Notwithstanding anything herein to the contrary, any Units held by the Manager or an Affiliate or Associate of the Manager, shall not be entitled to vote to approve any merger or consolidation with or into, or sale, lease or exchange to, the Manager or an Affiliate or Associate thereof. The notice of the meeting at which such resolution is to be considered will so state.

Section 13.6      Vote for Business Combinations.

(a)            With respect to any “Business Combination” (as such term is defined in Section 203 of the DGCL), the provisions of Section 203 of the DGCL shall be applied with respect to the Company.

(b)            In addition, the affirmative vote of the holders of record of Outstanding Voting Units representing at least sixty-six and two-thirds percent (66 2/3%) of the then-Outstanding Voting Units (excluding Units held by the Interested Unitholder or any Affiliate or Associate of an Interested Unitholder) shall be required to approve any Business Combination. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by applicable law or in any agreement with any National Securities Exchange or otherwise.

Section 13.7      Power of Continuing Directors. The Continuing Directors shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article XIII, including (a) whether a Person is an Interested Unitholder, (b) the number of Units beneficially owned by any Person, (c) whether a Person is an Affiliate or Associate of another, and (d) the Fair Market Value of the equity securities of the Company or any Subsidiary thereof, and the good faith determination of the Continuing Directors on such matters shall be conclusive and binding for all the purposes of this Article XIII.

Section 13.8      No Effect on Fiduciary Obligations. Nothing contained in this Article XIII shall be construed to relieve the members of the Board of Directors or an Interested Unitholder from any fiduciary obligation imposed by applicable law or this Agreement.

Section 13.9      Miscellaneous. In addition to any affirmative vote required by applicable law or this Agreement, the affirmative vote of a majority of the then-Outstanding Voting Units held by the holders of record of Outstanding Voting Units (excluding Units held by the Interested Unitholder or an Affiliate or Associate of an Interested Unitholder) shall be required to approve the sale or transfer by an Interested Unitholder or an Affiliate or Associate of an Interested Unitholder to the Company or any Subsidiary of the Company (in one transaction or a series of transactions) of any securities of the Company or any Subsidiary of the Company in exchange for cash or securities of the Company or any Subsidiary of the Company. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by applicable law or in any agreement with any National Securities Exchange or otherwise.

Section 13.10      Conversion to a Delaware Limited Partnership. Notwithstanding anything to the contrary contained in this Agreement, if the Board of Directors determines, in its sole discretion, that it is in the interest of the Company to do so, the Board of Directors may effect the conversion of the Company from a Delaware limited liability company to a Delaware limited partnership, and may effect such change by merger or conversion or otherwise under applicable law, in each case, without the consent of any Unitholder or any other Person.

Article XIV

AMENDMENTS

Section 14.1      Amendments of Other Provisions. Subject to Section 3.4(b) and Section 14.5, the Other Provisions may be amended, but only in the following manner: first, the Board of Directors shall adopt a resolution setting forth the amendment proposed, declaring its advisability, and second, it shall call a special meeting of Unitholders entitled to vote thereon for the consideration of such amendment or direct that the amendment proposed be considered at the next annual meeting of Unitholders. Such special or annual meeting shall be called and held upon notice in accordance with the provisions of Article VI. The notice shall set forth such amendment in full or a brief summary of the changes to be effected thereby. At the meeting a vote of the Unitholders entitled to vote thereon shall be taken for and against the proposed amendment. A proposed amendment to the Other Provisions shall be effective upon the affirmative vote of a majority of the voting power of the Outstanding Voting Units entitled to vote, present in person or represented by proxy, at a meeting of Unitholders.

Section 14.2      Amendment of Bylaw Provisions.

(a)            Subject to Section 3.4(b) and Section 14.5, the Bylaw Provisions may be amended by resolution adopted by affirmative vote of a majority of the Entire Board of Directors; provided, however, that Section 11.6 and this Section 14.2(a) may not be amended without the affirmative vote of a majority of the voting power of the Voting Units entitled to vote, present in person or represented by proxy, at a meeting of Unitholders; provided further, however, that for so long as the Management Services Agreement is in effect, Section 9.16, Article XI, this Section 14.2(a) and Section 14.2(c) may not be amended without the prior written consent of the Manager.

(b)            This Agreement may be amended to add new provisions hereto in the manner set forth in Section 14.2(a) if the new provision (i) is not inconsistent with the DGCL, any DGCL-Implementing Provision or any Charter Provision, and (ii) if adopted by a corporation subject to the DGCL, would be lawful and proper to include in the bylaws of such corporation.

(c)            The Board of Directors may authorize any of the officers of the Company to execute any amendment to this Agreement that is adopted in accordance with this Section 14.2.

Section 14.3      Amendment of Charter Provisions.

(a)            Subject to Section 3.4(b), Section 14.3(b), Section 14.3(c) and Section 14.5, the Charter Provisions may be amended in the same manner as provided in Section 14.1 relating to an amendment of the Other Provisions, except that such amendment shall be effective upon its approval by a Unit Majority.

(b)            Without limiting Section 3.4(b), the holders of the Units of a class shall be entitled to vote as a class upon a proposed amendment to the Charter Provisions, whether or not otherwise entitled to vote thereon by this Agreement, if the amendment would increase or decrease the aggregate number of authorized Units of such class or alter or change the powers, preferences, or special rights of the Units of such class, in each case so as to affect them adversely. Notwithstanding the foregoing, if any proposed amendment to the Charter Provisions would alter or change the powers, preferences, or special rights of one or more series of any class so as to affect them adversely, but shall not so affect the entire class, then only the Units of the series so affected by the amendment shall be considered a separate class for the purposes of this Section 14.3.

(c)            Whenever the Charter Provisions shall require a vote by the holders of any class or series of Units, or by the holders of any other securities having voting power the vote of a greater number or proportion than is otherwise required by this Agreement, the Charter Provision requiring such greater vote shall not be altered, amended or repealed except by such greater vote.

(d)            This Agreement may be amended to add new provisions hereto in the manner set forth in this Section 14.3 (including, if applicable, Section 14.3(b) and Section 14.3(c)) if the new provision (i) is not inconsistent with the DGCL or any DGCL-Implementing Provision and (ii) if adopted by a corporation subject to the DGCL, would be lawful and proper to include in the certificate of incorporation of such corporation.

Section 14.4      Amendment of DGCL-Implementing Provisions. Subject to Section 3.4(b) and Section 14.5, the DGCL-Implementing Provisions may be amended, but only in the same manner as provided in Section 14.1 relating to an amendment of the Other Provisions; provided, however, that such amendment shall be effective upon its approval by a Unit Majority, and notwithstanding the foregoing, if the Board of Directors determines that Delaware corporations have implemented a DGCL provision in a manner not permitted by the corresponding DGCL-Implementing Provision in this Agreement (whether as a result of the development in jurisprudence or otherwise) (a “New Implementation”), such corresponding DGCL-Implementing Provision may be amended to adopt such New Implementation in the same manner as a Bylaw Provision may be amended under Section 14.2(a).

Section 14.5      Amendments to be Adopted Solely By the Board. Notwithstanding Section 14.1, Section 14.2, Section 14.3 or Section 14.4 or any other provision of this Agreement, the Board of Directors, without the approval of any Unitholder or other Person, may amend any provision of this Agreement:

(a)            to reflect a change in the name of the Company, the registered agent of the Company or the registered office of the Company;

(b)            to adopt any amendment expressly permitted by this Agreement to be made by the Board of Directors, acting alone, including as permitted by Section 4.3(b), Section 7.2(b) and Section 12.15(b);

(c)            in the event any provision of the DGCL or the Act is enacted, amended or revoked, to adopt any amendment to this Agreement that the Board of Directors determines is necessary or appropriate to reflect the change effected by such enactment, amendment or revocation to the DGCL or the Act;

(d)         pursuant to any Preferred Unit Designation or in connection with any creation or issuance of Preferred Units pursuant to Section 3.5(a);

(e)            if any term or provision of this Agreement is determined, in a final and nonappealable Order, to be illegal or invalid for any reason, to adopt any amendment to this Agreement that the Board of Directors determines is necessary or appropriate so as to, as closely as possible in a manner acceptable to the Board, effect the intent that this Agreement govern the Company in a manner that is substantially similar to the governance of MIC Corp. in effect immediately prior to the Effective Time;

(f)            to qualify or continue the qualification of the Company as a limited liability company under the laws of any state or to ensure that the Company will not be treated as an association taxable as a corporation or otherwise taxed as an entity for U.S. federal income tax purposes;

(g)            to address changes in the Code, U.S. Treasury Regulations, legislation or interpretation;

(h)            to the extent it does not adversely affect the Unitholders considered as a whole or Unitholders holding any particular class or series of Units as compared to Unitholders holding any other classes or series of Units, in each case, in any material respect, to (i) satisfy any requirements, conditions or guidelines contained in any opinion, Order or regulation of any U.S. federal or state or non-U.S. agency or judicial authority or contained in any U.S. federal or state or non-U.S. statute (including the Act), (ii) facilitate the trading of Units (including the division of any class or series of Outstanding Units into different classes or series to facilitate uniformity of tax consequences within such classes or series of Units) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are or will be listed, or (iii) effect the intent expressed in the Registration Statement or the intent of the provisions of this Agreement;

(i)            to effect a change in the Fiscal Year or taxable year of the Company and any other changes that the Board of Directors determines to be necessary or appropriate as a result of a change in the Fiscal Year or taxable year of the Company;

(j)            to implement a decision of the Board of Directors to cause the Company to elect to be treated as a corporation for U.S. Federal income tax purposes in accordance with Section 16.5;

(k)          to effect the conversion of the Company from a Delaware limited liability company to a Delaware limited partnership and any other changes that the Board of Directors determines to be necessary or appropriate in connection therewith; and

(l)           to correct any provision of this Agreement that, as a result of a typographical error or other inaccuracy, does not implement the intent that this Agreement govern the Company in a manner that is substantially similar to the governance of MIC Corp. in effect immediately prior to the Effective Time.

Section 14.6      Execution/Effectiveness. Any amendments duly adopted in accordance with the terms of this Agreement may be executed by the Attorney-in-Fact on behalf of all Unitholders in accordance with the power of attorney set forth in Section 2.9. Notwithstanding the foregoing, upon obtaining such approvals required by this Agreement and without further action or execution by any other Person, including any Unitholder, (i) any amendment to this Agreement may be implemented and reflected in a writing executed solely by an Officer authorized to do so by the Board of Directors and (ii) the Unitholders shall be deemed a party to and bound by such amendment of this Agreement.

Article XV

RECORDS AND FILINGS

Section 15.1      Books and Records . The Company, other than as provided in the Management Services Agreement, shall keep or cause to be kept at its principal office appropriate books and records with respect to the Company’s business, including all books and records necessary to provide to the Unitholders any information, lists and copies of documents required to be provided pursuant to applicable law. Any books and records maintained by or on behalf of the Company in the regular course of its business, including the record of the Unitholders, books of account and records of Company proceedings, may be kept in electronic or any other paper or non-paper form, provided that the books and records so maintained are convertible into paper form within a reasonable period of time.

Section 15.2      Tax Returns; Filings. At the Company’s expense, the Board of Directors will cause the income tax returns for the Company to be prepared and timely filed with the appropriate authorities. The Board of Directors, at the Company’s expense, will also cause to be prepared and timely filed, with appropriate federal and state regulatory and administrative authorities, all reports required to be filed by the Company with those entities under then current applicable laws, rules and regulations.

Article XVI

TAX MATTERS

Section 16.1      Tax Returns and Information. Necessary tax information shall be made available to each Unitholder as soon as reasonably practicable after the end of the Fiscal Year of the Company. Each Unitholder shall be required to report for all tax purposes consistently with such information provided by the Company. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for U.S. federal income tax purposes.

Section 16.2      Tax Elections. The Board of Directors shall, in its sole discretion, without any further consent of the Unitholders being required (except as specifically required herein), make, refrain from making or revoke any and all elections permitted by the tax laws of the United States, the several states and other relevant jurisdictions, including, without limitation, any election: (x) to extend the statute of limitations for assessment of tax deficiencies against the Unitholders with respect to adjustments to the Company’s U.S. federal, state, local or foreign tax returns; (y) to the extent provided in Code Section 6226, and (z) pursuant to Section 754 of the Code.

Section 16.3      Tax Matters. The Manager is specifically authorized to act as the “Partnership Representative” under the Code and in any similar capacity under state or local law. The Partnership Representative shall have and exercise any authority permitted the Partnership Representative under the relevant Partnership Audit Rules; take whatever steps the Partnership Representative, in its reasonable discretion, deems necessary or desirable to perfect such designation and exercise such authority, including filing any forms and documents with the IRS or any other tax authority; and, in consultation with the Board of Directors, take such other action as may from time to time be required or authorized under applicable law, including representing the Company and the Unitholders before taxing authorities or courts of competent jurisdiction in tax matters affecting the Company or the Unitholders in their capacities as Unitholders, and filing any tax returns and executing any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Unitholders with respect to such tax matters or otherwise affect the rights of the Company and the Unitholders. The Unitholders shall cooperate and take such actions as the Partnership Representative in its reasonable discretion requests in connection with the foregoing.

Section 16.4      Withholding.

(a)     Notwithstanding any other provision of this Agreement, the Board of Directors is authorized to take any action that may be required or be necessary or appropriate to cause the Company or any of its Subsidiaries to comply with any withholding requirements established under the Code or any other U.S. federal, state, local or non-U.S. law including pursuant to Sections 1441, 1442, 1445, 1446, 1471 through 1474 and 3406 of the Code. To the extent that the Company is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Unitholder (including by reason of Section 1446 of the Code), the Board of Directors may treat the amount withheld as a distribution of cash pursuant to Section 8.1 in the amount of such withholding from such Unitholder. Upon request, each Unitholder shall provide the Company with a properly completed and executed IRS Form W-9 or an applicable IRS Form W-8 and other tax documentation or information reasonably required in connection with the Company.

(b)     If the Company makes a distribution in kind and such distribution is subject to withholding or other taxes payable by the Company on behalf of any Unitholder, the principles of the foregoing clause (a) of this Section 16.4 shall apply with respect to any withholding requirements established under the Code or any other U.S. federal, state, local or non-U.S. law applicable to such distribution.

Section 16.5      Election to be Treated as a Corporation; Treatment as a Partnership. Notwithstanding anything to the contrary contained herein, the Company will undertake such steps to preserve its status as a partnership for U.S. federal tax purposes and will use reasonable efforts not to undertake any activity or fail to take any action that will (i) cause the Company to earn or to be allocated income other than qualifying income as defined in Section 7704(d) of the Code, except to the extent permitted under Section 7704(c)(2) of the Code or (ii) jeopardize its status as a partnership for U.S. federal income tax purposes; provided, however, that if the Board of Directors determines, in its sole discretion, that it is no longer in the interests of the Company to continue as a partnership for U.S. federal income tax purposes, then the Board of Directors may, by the affirmative vote of at least a majority of the Entire Board of Directors, and without any further consent of the Unitholders being required, cause the Company to elect to be treated as a corporation for U.S. federal income tax purposes, provided, however, that such action shall be taken only if (i) the Board of Directors first obtains an opinion from a nationally recognized financial advisor to the effect that it expects the market valuation of the Company to be significantly lower as a result of the Company continuing to be treated as a partnership for U.S. federal income tax purposes than if the Company instead elected to be treated as a corporation for U.S. federal income tax purposes and (ii) the effective date for such election shall not precede the earlier of (A) the earliest date allowed by applicable U.S. federal income tax law or regulations and (B) any earlier date provided for in a closing agreement or otherwise agreed to by the Internal Revenue Service.

Article XVII

DISSOLUTION AND WINDING UP

Section 17.1      Dissolution Events. The Company shall be dissolved only upon any of the following events:

(a)            upon the approval by a Unit Majority of a Board Initiated Dissolution;

(b)            if all Unitholders holding Voting Units shall consent in writing;

(c)            by the Board of Directors at any time following a sale or other disposition of all or substantially all of the assets of the Company;

(d)            at any time there are no members of the Company unless the Company is continued without dissolution in a manner permitted by the Act; or

(e)            the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act.

Section 17.2      The Liquidator. Upon dissolution of the Company in accordance with Section 17.1, the Board of Directors shall select one or more Persons (which could be the Board of Directors) to act as Liquidator. The Liquidator (if other than the Board of Directors) shall be entitled to receive such compensation for its services as may be approved by the Board of Directors. The Liquidator (if other than the Board of Directors) may be removed at any time, with or without cause, by notice of removal approved by the Board of Directors. Upon the removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall thereafter be appointed by the Board of Directors. Except as expressly provided in this Agreement, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Board of Directors under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 13.4) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up of the Company as provided for herein.

Section 17.3      Winding Up. Upon the occurrence of the dissolution of the Company in accordance with Section 17.1, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Unitholders. The Liquidator shall be responsible for overseeing the winding up of the Company. The Liquidator shall take full account of the Company’s liabilities and assets and shall cause the assets of the Company or the proceeds from the sale thereof, to the extent sufficient therefor, to be applied and distributed, to the maximum extent permitted by applicable law, in the following order:

(a)     First, to creditors (including Unitholders who are creditors, to the extent otherwise permitted by applicable law) in satisfaction of all of the Company’s liabilities (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for distributions to Unitholders under Section 18-601 or 18-604 of the Act;

(b)     Second, except as provided in this Agreement, to Unitholders and former Unitholders in satisfaction of liabilities for distributions under the Act; and

(c)     The balance, if any, to the Common Unitholders and Preferred Unitholders, if any, in accordance with Section 3.3(d) and any Preferred Unit Designation.

Section 17.4      Termination. The Liquidator shall use commercially reasonable efforts to complete the winding up within three (3) years from the date of dissolution of the Company. Upon completion of the winding up, including distribution of the Company’s assets as provided in this Agreement, the Board of Directors or the Liquidator shall cause the filing of the Certificate of Cancellation pursuant to Section 18-203 of the Act and shall take all such other actions as may be necessary to terminate the Company.

Section 17.5      Effect of Bankruptcy. Notwithstanding any other provision of this Agreement, the Bankruptcy of a Unitholder shall not cause such Unitholder to cease to be a member of the Company, and upon the occurrence of such an event the Company shall continue without dissolution.

Section 17.6      Revocation of Dissolution. Following the dissolution of the Company in accordance with Section 17.1, the dissolution of the Company may be revoked in accordance with the Act.

Section 17.7      No Capital Account Restoration. No Unitholder shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Company.

Article XVIII

MISCELLANEOUS

Section 18.1      Fiscal Year and Taxable Year. The fiscal year of the Company (the “Fiscal Year”) shall be a year ending December 31. The Board of Directors in its sole discretion may change the Fiscal Year at any time and from time to time and shall notify Unitholders of such change in the next regular communication by the Company to Unitholders. The taxable year of the Company shall be determined under Section 706 of the Code and the applicable U.S. Treasury Regulations.

Section 18.2      Seal. The seal of the Company, if any, shall be such as from time to time may be approved by the Board of Directors.

Section 18.3      Representation of Shares of Other Companies. The Chairman of the Board, the Chief Executive Officer, the Secretary or any other Person authorized by the Board of Directors or the Chief Executive Officer, is authorized to vote, represent, and exercise on behalf of the Company all rights incident to any and all interests of any other entity or entities held, directly or indirectly, by the Company. The authority granted herein may be exercised either by such Person directly or by any other Person authorized to do so by proxy or power of attorney duly executed by such Person having the authority.

Section 18.4      Binding Effect. Except as otherwise provided in this Agreement, every covenant, term and provision of this Agreement shall be binding upon and inure to the benefit of the Unitholders and their respective successors, transferees and assigns.

Section 18.5      Time. In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall not be included, but the time shall begin to run on the next succeeding day. The last day of the period so computed shall be included, unless it is a Saturday, Sunday or any other day on which banks in The City of New York are required or authorized by law or executive order to close, in which event the period shall run until the end of the next day which is not a Saturday, Sunday or any other day on which banks in The City of New York are required or authorized by law or executive order to close.

Section 18.6      Headings. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

Section 18.7      Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, then such provision shall nonetheless be enforced to the maximum extent possible consistent with such holding and the remaining provisions of this Agreement (including all portions of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall remain in full force and effect.

Section 18.8      Counterpart Execution. This Agreement may be executed in any number of counterparts with the same effect as if all of the Unitholders had signed the same document. All counterparts shall be construed together and shall constitute one agreement. For the avoidance of doubt, a Person’s execution and delivery of this Agreement by electronic signature and electronic transmission, including via Docusign or other similar method, shall constitute the execution and delivery of a counterpart of this Agreement by or on behalf of such Person.

Section 18.9      Effectiveness. This Agreement amends and restates the Original Agreement in its entirety and is effective immediately prior to the Effective Time.

Section 18.10      Governing Law. The laws of the State of Delaware shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties arising hereunder.

Section 18.11      Forum Selection Clause. Unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (a) any derivative action or Proceeding brought on behalf of the Company; (b) any action asserting a claim of breach of a fiduciary duty owed by any Unitholder, Director, Officer or other employee of the Company to the Company or the Company’s Unitholders; (c) any action asserting a claim arising pursuant to any provision of the Act, the DGCL or this Agreement; (d) any action to interpret, apply, enforce or determine the validity of this Agreement or (e) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in Units shall be deemed to have notice of and to have consented to the provisions of this Section 18.11.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Amended and Restated Limited Liability Company Agreement as of the 22 day of September, 2021.

MACQUARIE INFRASTRUCTURE CORPORATION

By:	/s/ Christopher Frost

Name:	Christopher Frost

Title:	Chief Executive Officer

By:	/s/ Nick O’Neil

Name:	Nick O’Neil

Title:	Chief Financial Officer